UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Apogee Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

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4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435	Notice of 2024 Annual Meeting of Shareholders
Thursday, June 20, 2024
8:00 a.m. Central Time
The 2024 Annual Meeting of Shareholders of Apogee Enterprises, Inc. (the “Annual Meeting”) will be held at 8:00 a.m. Central Time on Thursday, June 20, 2024. In order to expand access to the Annual Meeting we are hosting a virtual-only meeting. It is our goal to approximate an in-person experience for our shareholders. You may attend the virtual meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/APOG2024.
The purpose of the Annual Meeting is to consider and take action on the following:
1.Election of three Class II directors for terms expiring at our 2027 Annual Meeting of Shareholders;
2.Advisory vote to approve Apogee’s executive compensation;
3.Approval of the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024) to increase the number of shares authorized for awards from 150,000 to 300,000;
4.Advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2025; and
5.Transaction of such other business as may properly be brought before the Annual Meeting.
The Board of Directors has fixed the close of business on April 22, 2024, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the virtual meeting, you are encouraged to vote your shares as soon as possible pursuant to the instructions in the Notice of Internet Availability of Proxy Materials and in the accompanying Proxy Statement.

By Order of the Board of Directors,

Meghan M. Elliott
Senior Vice President, General Counsel and Secretary
Minneapolis, Minnesota
May 9, 2024

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on June 20, 2024: Our 2024 Proxy Statement and our Fiscal 2024 Annual Report
to Shareholders are available at www.proxyvote.com.

ii

Proposal 2: Advisory Approval of Apogee’s Executive Compensation	77
Proposal 3: Approval of the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024) to Increase the Number of Shares Authorized for Awards from 150,000 to 300,000	79
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	86
Audit Committee Report	87
Fees Paid to Independent Registered Public Accounting Firm	88
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees	88
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	88
Frequently Asked Questions	89
Who is entitled to vote at the meeting?	89
What are my voting rights?	89
How many shares must be present to hold the meeting?	89
How can I attend the meeting?	89
What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?	90
How can I ask questions during the Annual Meeting?	91
How do I cast my vote?	91
How do I vote if my shares are held in the Employee Stock Purchase Plan or other plans of Apogee?	91
What does it mean if I receive more than one proxy card?	92
Who will count the vote?	92
What if I do not specify how I want my shares voted?	92
Can I change my vote after submitting my proxy or voting instructions?	92
How can I get a copy of the Company’s 2024 Annual Report on Form 10-K?	93
How do I get electronic access to the proxy materials?	93
What is a proxy?	93
What is the difference between a shareholder of record and a “street name” holder?	93
Who pays for the cost of proxy preparation and solicitation?	93
How can I recommend or nominate a director candidate?	94
How can I present a proposal at the 2025 Annual Meeting of Shareholders?	94
What is “householding” of proxy materials?	94
Appendix A - Non-GAAP Measures	96
Appendix B - Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024)	98
iii

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider; you should read the entire Proxy Statement carefully before voting.
2024 Annual Meeting of Shareholders

Date and Time Thursday, June 20, 2024, at 8:00 a.m. Central Time	Location www.virtualshareholdermeeting.com/APOG2024	Mailing Date May 9, 2024	Record Date April 22, 2024

Items of Business

Item	Board’s Recommendation	Details
Proposal 1: Election of three Class II directors for terms expiring at our 2027 Annual Meeting of Shareholders	FOR, each Director Nominee	page 13
Proposal 2: Advisory vote to approve Apogee's executive compensation	FOR	page 77
Proposal 3: Approval of the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024) to increase the number of shares authorized for awards from 150,000 to 300,000
	FOR	page 79
Proposal 4: Advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2025	FOR	page 86

Fiscal 2024 Financial Results
We are a leading provider of architectural products and services for enclosing buildings, and glass and acrylic products used for preservation, energy conservation, and enhanced viewing. Our four reporting segments are: Architectural Framing Systems, Architectural Glass, Architectural Services and Large-Scale Optical.

Summary of Fiscal 2024 Financial Results

Net Sales
•Consolidated net sales were $1.42 billion compared to $1.44 billion in fiscal 2023.
•Architectural Framing Systems Segment net sales were $601.7 million compared to $649.8 million in fiscal 2023.
•Architectural Glass Segment net sales were $378.4 million compared to $316.6 million in fiscal 2023.

Earnings	•Diluted earnings per share of $4.51 compared to $4.64 in fiscal 2023.

Operating Income
•Consolidated operating income was $133.8 million compared to $125.8 million in fiscal 2023.
•Architectural Framing Systems Segment operating income was $64.8 million compared to $81.9 million in fiscal 2023.
•Architectural Glass Segment operating income was $68.0 million compared to $28.6 million in fiscal 2023.

Operating Margin	•Operating margin was 9.4% compared to 8.7% in fiscal 2023.

Cash Flow	•Net cash provided by operating activities in fiscal 2024 was $204.2 million, compared to $102.7 million in fiscal 2023.

Shareholder Return
•We repurchased 279,916 shares of our common stock during fiscal 2024 at a total cost of $11.8 million.
•We paid dividends totaling $21.1 million during fiscal 2024 and increased our quarterly cash dividend 4% to $0.25 per share during the fourth quarter of fiscal 2024, our eleventh consecutive year with a dividend increase.
•We delivered annualized total shareholder return (TSR) of 27.12%, 12.10% and 7.04% over the past one-year, five-years and ten-years, respectively.

Executive Compensation Program
Our compensation programs are designed to attract, motivate and retain executive talent to achieve success in both the short- and long-term for our Company; pay for sustainable performance in an ever-changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect changes in our business strategy and evolving executive compensation practices.
Executive Compensation Highlights
•We seek alignment of pay and performance each year. A significant portion of our compensation program is performance-based through the use of short- and long-term incentive plans that have multiple financial performance metrics.
•We annually disclose Company performance against the established performance metrics for our annual cash incentive in our proxy statement.
•Our long-term incentive compensation program consists of annual restricted stock awards that vest over three years and annual performance awards with overlapping three-year performance periods that vest at the end of the performance period based on our three-year average adjusted return on invested capital (“Adjusted ROIC”) over the period and that settle 50% in shares and 50% in cash. (Adjusted ROIC is a non-GAAP measure. See discussion of non-GAAP financial measures on page 37.)
•We deliver a significant portion of potential total compensation to our executive officers in the form of equity.
•We have stock ownership guidelines for our Chief Executive Officer that require an ownership level of five times their annual base salary, three times their annual salary for our Chief Financial Officer, two times their annual salaries for corporate executive officers and segment presidents, including Messrs. Longman, Dobler and Jewell, and one times their annual salaries for other corporate executives, including Mr. Augdahl. Messrs. Silberhorn, Longman, Dobler, Jewell and Augdahl achieved the required ownership levels within the required grace period. Mr. Osberg is on pace to achieve his ownership level requirement within the five-year period.
•We have “clawback” policies that we amended in 2023 to comply with the incentive compensation recovery rules adopted by the SEC and Nasdaq. We have a clawback policy that provides for similar recoupment rights from participants in our executive compensation program.
•We have a hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities. We also have an anti-pledging policy that prohibits executive officers and directors of the Company from, directly or indirectly, pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness. None of our executive officers have pledged any shares of our common stock as security or collateral on a personal loan.
•Our “double-trigger” change-in-control agreements do not provide for any excise tax “gross-ups,” and we do not provide any tax “gross-ups” on any benefits for our executive officers.
Fiscal 2024 Executive Compensation Actions
•Base Salaries. For fiscal 2024, the Committee awarded a base salary increase of 7.14% to Mr. Silberhorn, our Chief Executive Officer. Among our Other Named Executive Officers, Messrs. Longman, Dobler and Jewell received base salary increases ranging from 3.23% to 4.92%. Mr. Osberg, who joined the Company during fiscal 2024, did not receive a base salary increase. See “Fiscal 2024 Individual Compensation Actions” beginning on page 45 for a discussion of factors considered in establishing base salaries and subsequent increases.

•Annual Cash Incentive Payouts. Our annual cash incentive awards are designed to reward achievement of financial goals established in our annual operating plan. For Messrs. Silberhorn, Osberg and Dobler, whose payouts were based on consolidated performance metrics, the fiscal 2024 annual cash incentive paid out at 163.86% of target. For Messrs. Longman and Jewell, whose payouts were based on segment as well as consolidated performance metrics, the fiscal 2024 annual cash incentive paid out at 197.25% and 47.25% of target, respectively. See “Fiscal 2024 Annual Cash Incentive Payouts” beginning on page 47 for a discussion of the metrics, goals and amounts paid to our Named Executive Officers for our annual cash incentive awards in fiscal 2024.
•Long-Term Incentive Awards. Our long-term incentive program for our Other Named Executive Officers is comprised of: (i) 50% time-based restricted stock awards that vest ratably over three years; and (ii) 50% performance awards with a three-year performance period, which settle 50% in cash and 50% in stock and are paid out at the end of the period based on the Company’s three-year average Adjusted ROIC over the performance period. Mr. Silberhorn’s long-term incentive awards in fiscal 2024 consisted of 40% time-based restricted stock and 60% as a performance award with terms consistent with those provided to the Other Named Executive Officers. In fiscal 2024, Mr. Silberhorn received a restricted stock award valued at $990,010 and a performance award with a target payout of $1,484,985 and Messrs. Osberg, Longman, Dobler and Jewell received restricted stock awards with values ranging from $274,553 to $1,072,512 and performance awards with target payouts ranging from $249,597 to $472,501. See “Long-Term Incentive Compensation” beginning on page 50 for additional information about our long-term incentive program and fiscal 2024 awards.
•Reassignment Grants. In connection with the reassignments of Mr. Jewell to President, Architectural Glass Segment, and Mr. Longman to President, Architectural Framing Systems Segment, effective as of October 18, 2023, the Company granted them each time-based restricted stock awards with a grant date fair value of $95,546, that was included in the Stock Awards column for fiscal 2024 in the "Summary Compensation Table" beginning on page 56. Assuming continued employment with the Company, one-half of the restricted shares will vest annually over two years, starting on the one-year anniversary of the appointments.
•Interim Chief Financial Officer Transition. Mr. Augdahl served as our Interim Chief Financial Officer and then Vice President, Finance, for the Architectural Glass Segment for the first three months of fiscal 2024. Then for the last nine months of fiscal 2024, he began participating in our executive compensation program when he was appointed Chief Accounting Officer on June 21, 2023. He received a base salary increase of 20.29% for fiscal 2024 that included a 16.1% increase for his appointment as Chief Accounting Officer. He received an annual cash incentive paid out at 150.00% of target as Vice President, Finance of the Architectural Glass Segment, and an annual cash incentive paid out at 163.86% of target as Chief Accounting Officer. He received long-term incentive awards of time-based restricted stock with grant date fair values of $258,141, and a performance award with a target payout of $94,219 with terms consistent with those provided to the Other Named Executive Officers. In consideration for his service as our Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, Mr. Augdahl received a cash bonus of $250,000 after the end of fiscal 2023 that was included in the Bonus column for fiscal 2023 in the "Summary Compensation Table" beginning on page 56, and a restricted stock award on April 19, 2023 with a grant date fair value of $150,020 that was included in the Stock Awards column for fiscal 2024. The restricted stock award vests over three years in equal annual installments on April 30, 2024; April 30, 2025; and April 30, 2026. In connection with his promotion to Chief Accounting Officer, Mr. Augdahl received a restricted stock award on June 21, 2023 with a grant date fair value of $52,547 that was included in the Stock Awards column for fiscal 2024. The restricted stock award vests over three years in equal annual installments on June 21, 2024; April 30, 2025; and April 30, 2026.
•New Chief Financial Officer Appointment. In connection with Mr. Osberg's appointment as Executive Vice President and Chief Financial Officer effective April 28, 2023, the Company and Mr. Osberg entered into an Offer Letter Agreement (the "Offer Letter"). Pursuant to the terms of the Offer Letter, Mr. Osberg is entitled to an initial annual base salary of $630,000 per year and a one-time sign-on bonus of $150,000 (which was subject to repayment if Mr. Osberg left the Company during the first 12 months of his employment). This bonus was included in the Bonus column for fiscal 2024 in the "Summary Compensation Table" beginning on page 56. The Offer Letter also provided for the grant to Mr. Osberg of $600,000 worth of restricted shares of the Company's stock, based on the closing price on Mr. Osberg's hire date, that was included in the Stock Awards column for fiscal 2024 in the Summary Compensation Table. Based on continued employment with the Company, such restricted shares vested 30% 12 months after his hire date, and the remaining 70% will vest 24 months after his hire date. Mr. Osberg participates in the Company’s annual cash incentive plan, with a target cash incentive of 75% of base salary. He receives long-term incentive awards of time-based restricted stock valued at 75% of base salary, and a performance award with a target payout of 75% of base salary, with terms consistent with those provided to the Other Named Executive Officers.

Board Composition and Diversity Highlights
The composition of our Board of Directors features a majority of independent directors and a diversity of background, skills and experiences that facilitate effective oversight and enrich Board deliberations on strategic planning, operations, risk management and other critical topics, as illustrated below and by the “Board Diversity Matrix” on page 23.

Director Independence
8 of 9 Directors
Independent

Tenure Balance
5 of 9 Directors
5 or Fewer Years of Tenure

Diversity
3 of 9 Female and
2 of 9 Racially Diverse/Male

Board Skills Matrix
Each member of our Board of Directors brings a diversity of skills and experiences to their service on our Board. The following matrix highlights the key skills and experiences, demographics, and range of tenure for our directors as of April 22, 2024. This matrix is intended as a summary and is not an exhaustive list of each director's qualifications for Board service, which are described in greater detail in their biographies beginning on page 14.

Board Skills Matrix	Christina M. Alvord	Frank G. Heard	Lloyd E. Johnson	Elizabeth M. Lilly	Donald A. Nolan	Herbert K. Parker	Mark A. Pompa	Ty R. Silberhorn	Patricia K. Wagner
Executive Leadership	✓	✓		✓	✓	✓	✓	✓	✓
Business Operations	✓	✓			✓	✓	✓	✓	✓
Strategy Development and Execution	✓	✓	✓	✓	✓	✓	✓	✓	✓
Portfolio Management / Mergers and Acquisitions	✓	✓	✓		✓	✓	✓	✓	✓
Financial Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Risk Management	✓	✓	✓		✓	✓	✓	✓	✓
Construction and Building Products Experience	✓	✓			✓		✓	✓
Public Company Board Experience (other than Apogee)	✓	✓	✓			✓			✓
Cybersecurity			✓						✓
Tenure (years)	4	4	6	4	10	6	5	3	8

Active Shareholder Engagement Program
Shareholder engagement is a key part of our commitment to good governance. We regularly engage with our shareholders to discuss our business and to gain insights on the issues that are most important to them. In fiscal 2024, we continued our shareholder engagement practices, utilizing a combination of in-person and virtual meeting formats to stay connected with our shareholders. During fiscal 2024, members of our management team participated in several virtual and in-person investor conferences and met with investors in numerous other virtual meetings and conference calls. The feedback from our engagement with investors is regularly shared with our Board of Directors.
Cautionary statement of forward-looking information
This Proxy Statement contains certain statements regarding our strategic plan and our environmental, social and governance (“ESG”) and sustainability initiatives, including goals and commitments. Such statements are not guarantees or promises that such goals or commitments will be met, and they will continue to evolve and develop. Strategic, ESG, sustainability initiatives and other statements contained in this Proxy Statement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, including statements about our future financial performance, business and initiatives, which may evolve over time. We use words such as “aims,” “anticipates,” “believes,” “commits,” “expects,” “intends,” “plans,” “strives,” “will,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statements and should consider the uncertainties and risks discussed in our most recent Annual Report on Form 10-K and subsequent SEC filings. We undertake no obligation to update or revise any forward-looking statements.
Certain sections of this Proxy Statement reference or refer you to materials posted on our website, www.apog.com. These materials and our website are not incorporated by reference in, and are not part of this Proxy Statement.

Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning beneficial ownership of our common stock outstanding as of April 22, 2024, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them. As of April 22, 2024, there were 22,130,207 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)		Percent of Class (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,157,007	(1)	18.78
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,097,343	(2)	14.00
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,299,136	(3)	5.87
Victory Capital Management Inc. 4900 Tiedeman Rd, 4th Floor Brooklyn, OH 44144	1,141,762	(4)	5.16
___________________________
(1)We have relied upon the information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed on January 19, 2024, and reporting information as of December 31, 2023. The Schedule 13G/A was filed by BlackRock in its capacity as a parent holding company or control person and indicates that BlackRock has sole investment power over 4,157,007 shares and sole voting power over 4,094,552 shares. BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G/A.
(2)We have relied upon the information provided by The Vanguard Group, Inc., an investment advisor (“Vanguard”), in a Schedule 13G/A filed on February 13, 2024, and reporting information as of December 29, 2023. Of the shares reported, Vanguard has sole investment power over 3,048,674 shares, shared investment power over 48,669 shares, and shared voting power over 25,538 shares.
(3)We have relied upon the information provided by Dimensional Fund Advisors LP (“Dimensional Advisors”) in a Schedule 13G/A filed on February 9, 2024, and reporting information as of December 29, 2023. Dimensional Advisors furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts are collectively referred to as the “Funds”). Subsidiaries of Dimensional Advisors may act as advisors or sub-advisor to certain Funds. All of the 1,299,136 shares listed are owned by the Funds. In its role as an investment advisor, sub-advisor and/or manager, Dimensional Advisors or its subsidiaries (collectively “Dimensional”) may possess sole investment power over 1,299,136 shares and sole voting power over 1,273,060 shares held by the Funds. The Funds have the right to receive, or power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held in their respective accounts. In its role as an investment advisor, sub-advisor and/or manager, Dimensional may be deemed to be a beneficial owner of the shares; however, Dimensional disclaims beneficial ownership of such shares. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.
(4)We have relied upon the information provided by Victory Capital Management Inc. (“Victory Capital”) in a Schedule 13G filed on February 7, 2024, and reporting information as of December 31, 2023. Of the shares reported, Victory Capital has sole investment power over 1,141,762 shares and sole voting power over 1,135,852 shares.

Security Ownership of Directors and Management
Except as otherwise noted, the following table sets forth the number of shares of our common stock beneficially owned as of April 22, 2024, by each of our directors, each of our executive officers named in the "Summary Compensation Table" beginning on page 56 (our “Named Executive Officers”) and by all of our current directors and executive officers as a group. As of April 22, 2024, there were 22,130,207 shares of common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)(2)		Percent of Class (%)
Non-Employee Directors
Christina M. Alvord	9,113		*
Frank G. Heard	5,694	(3)	*
Lloyd E. Johnson	26,860	(4)	*
Elizabeth M. Lilly	12,488		*
Donald A. Nolan	8,047		*
Herbert K. Parker	24,364		*
Mark A. Pompa	—		*
Patricia K. Wagner	22,730		*
Named Executive Officers
Ty R. Silberhorn	112,439		*
Matthew J. Osberg	25,200		*
Nicholas C. Longman	21,474		*
Curtis J. Dobler	36,450		*
Brent C. Jewell	34,893	(5)	*
Mark R. Augdahl	12,279		*
All directors and executive officers as a group (17 persons)(6)	472,525		2%
___________________________
*Indicates less than 1%.
(1)Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.
(2)For our non-employee directors, the number indicated includes the following shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan, as Amended (2014) (the “2009 Director Stock Plan”) and 2019 Non-Employee Director Stock Plan (the “2019 Director Stock Plan”).

Director	Shares of Restricted Stock
Christina M. Alvord(a)	907
Frank G. Heard(b)	—
Lloyd E. Johnson(a)	—
Elizabeth M. Lilly(a)	3,358
Donald A. Nolan(a)	907
Herbert K. Parker	5,165
Mark A. Pompa(a)	—
Patricia K. Wagner	5,165

___________________________
(a)Elected to defer a portion of or all of their restricted stock grants. Deferred awards appear in footnote (2) of the "Fiscal 2024 Non-Employee Director Compensation Table" on page 32.
(b)Receives restricted awards as restricted stock units. Restricted stock unit awards appear in footnote (2) of the "Fiscal 2024 Non-Employee Director Compensation Table" on page 32.
All shares of restricted stock held pursuant to our 2009 Director Stock Plan and 2019 Director Stock Plan are subject to future vesting conditions, and holders of such shares have no investment power over such shares.
For our executive officers, the number of shares indicated includes the following shares issued to the named individual pursuant to our 2019 Stock Incentive Plan, as Amended and Restated (2021) (the “2019 Stock Incentive Plan”) and our Employee Stock Purchase Plan.

Named Executive Officers	Shares of Restricted Stock	Shares Held in Employee Stock Purchase Plan
Ty R. Silberhorn	71,220	1,683
Matthew J. Osberg	25,200	—
Nicholas C. Longman	14,719	—
Curtis J. Dobler	12,176	938
Brent C. Jewell	14,870	—
Mark R. Augdahl	7,231	—
All shares of restricted stock held pursuant to our 2019 Stock Incentive Plan are subject to future vesting conditions, and the holders of such shares have no investment power over such shares.
(3)Includes 803 shares that Mr. Heard has the right to acquire upon vesting of restricted stock units within 60 days of April 22, 2024.
(4)Includes 24,260 shares held by the Johnson Family Trust for which Mr. Johnson serves as trustee and 2,600 shares held by Mr. Johnson’s individual retirement account.
(5)Includes 7,566 shares held in a revocable living trust for which Mr. Jewell and his spouse serve as co-trustees with shared voting and investment power.
(6)Includes all directors and executive officers of the Company serving in such capacity as of April 22, 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and all persons who beneficially own more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Section 16(a) officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of Section 16(a) reports filed electronically with the SEC and written representations from certain reporting persons, we believe that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis, with the exception of four late filings: one late filing by Mr. Augdahl to report the grant of restricted shares of common stock of the Company with respect to a transaction on April 12, 2023 that was reported on a Form 4 on April 20, 2023; one late filing for Jane Boyce reporting the gifting of common stock of the Company to a family trust with respect to a transaction on July 14, 2023 that was reported on a Form 4 on July 20, 2023; one late filing by Mr. Jewell to report the grant of restricted shares of common stock of the Company with respect to a transaction on October 18, 2023 that was reported on a Form 4 on February 9, 2024; and, one late filing for Mr. Longman to report the grant of restricted shares of common stock of the Company with respect to a transaction on October 18, 2023 that was reported on a Form 4 on February 9, 2024.

Proposal 1: Election of Directors
Our Articles provide that our Board of Directors will be divided into three classes of directors of as nearly equal size as possible and the term of each class of directors is three years. The term of one class expires each year in rotation. Currently, we have nine directors, with three directors serving in each class. At our Annual Meeting, the terms of our three Class II directors will expire.
Christina M. Alvord, Herbert K. Parker and Ty R. Silberhorn have been nominated for re-election to our Board as Class II directors. Class II directors re-elected at the Annual Meeting will serve until our 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees has agreed to serve as a director, if re-elected.
If any of the nominees becomes unable or unwilling to serve as a director prior to the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board. Alternatively, at the Board’s discretion, the proxies may be voted for a fewer number of nominees.
Information about the background and qualifications of the Board nominees standing for re-election at the Annual Meeting and the directors continuing to serve after the Annual Meeting who are not subject to re-election at the Annual Meeting is provided below.
Board Recommendation
Our Board of Directors recommends that you vote FOR the three Class II director nominees. Unless a contrary instruction is indicated on the proxy, proxies will be voted FOR the election of the three Class II director nominees.

Class II Directors – Terms Expiring in 2027
	Christina M. Alvord Age: 57 Director since: 2020 Independent	Apogee Committees: •Audit •Nominating and Corporate Governance	Public Directorships: •Albany International Corp. (2022 – Present) •Piedmont Lithium (2023 – Present)

Ms. Alvord served as President, Central Division of Vulcan Materials Company, a producer of construction aggregates and aggregates-based construction materials and member of the S&P 500 Index from 2019 until 2021. She joined Vulcan in 2016 and served as Vice President, Performance Management from 2016 to 2017 and President of the Southern & Gulf Coast and Central Divisions from 2017 to 2021. Ms. Alvord held various executive management positions with GE Aviation, including General Manager of Engine Component Repair from 2012 to 2015 and General Manager of Turbine Airfoils Center of Excellence from 2010 to 2012; Government Relations Executive from 2009 to 2010; President of GE Aviation-Unison Industries from 2005 to 2009; and President of GE Aviation-Middle River Aircraft Systems from 2003 to 2005. Earlier in her career, Ms. Alvord held management positions in the GE Corporation Initiatives Group and McKinsey Company, Inc.

Skills & Qualifications:
•Executive Leadership •Manufacturing Operations •Business Operations	•Mergers and Acquisitions •Financial Management •Enterprise Risk Management •Construction Industry	•Strategy Development and Execution •Leadership Development

Class II Directors – Terms Expiring in 2027 (continued)
	Herbert K. Parker Age: 66 Director since: 2018 Independent	Apogee Committees: •Nominating and Corporate Governance, Chair •Compensation	Public Directorships: •TriMas Corporation (2015 – Present) •nVent Electric PLC (2018 – Present) •American Axle & Manufacturing Holdings, Inc. (2018 – Present)

Mr. Parker is the retired Executive Vice President - Operational Excellence of Harman International Industries, Inc., a worldwide leader in the development, manufacture, and marketing of high quality, high-fidelity audio products, lighting solutions, and electronic systems. He joined Harman International in June 2008 as Executive Vice President and Chief Financial Officer and served in that capacity to 2015. He served as Executive Vice President - Operational Excellence from 2015 to 2017. Prior to joining Harman International Industries, Inc., Mr. Parker served in various senior financial positions with ABB Ltd. (known as ABB Group), a global power and technology company, from 1980 to 2006, including as the Chief Financial Officer of the Global Automation Division from 2002 to 2005 and the Americas Region from 2006 to 2008.

Skills & Qualifications:
•Executive Leadership •Accounting and Audit •Financial and Asset Management •Mergers and Acquisitions •Investor Relations	•Property and Asset Acquisition and Management •Operations •Enterprise Risk Management •Leadership Development •Business Operations	•Sarbanes-Oxley Compliance •International Business •Corporate Governance •Public Company Board Experience

	Ty R. Silberhorn Age: 56 Director since: 2021 Not Independent Chief Executive Officer and President	Apogee Committees: •N/A

Mr. Silberhorn has served as our Chief Executive Officer and President since January 2021. Prior to joining our Company, he served for over twenty years in various roles for 3M, a diversified global manufacturer and technology company, most recently as Senior Vice President of 3M’s Transformation, Technology and Services from 2019 to 2020. Prior to this position, and since 2001, he held several 3M global business unit leadership roles, serving as Vice President and General Manager for divisions within Safety & Industrial, Transportation & Electronics, and Consumer business groups.

Skills & Qualifications:
•Executive Leadership and Talent Management •Financial Management •Business Operations	•Strategy Development and Execution •Building Products Industry •Portfolio Management	•Capital Allocation •Global Operations •Enterprise Risk Management

Class III Directors – Terms Expiring in 2025
	Frank G. Heard Age: 65 Director since: 2020 Independent Audit Committee Financial Expert	Apogee Committees: •Audit •Nominating and Corporate Governance	Public Directorships: •Gibraltar Industries, Inc. (2015 – 2020)

Mr. Heard served as Chief Executive Officer of Gibraltar Industries, Inc., a leading manufacturer and distributor of building products for the renewable energy, conservation, residential, industrial and infrastructure markets, from 2015 to 2019. He served as a director at Gibraltar Industries from 2015 to 2020, including as Vice Chair of the Board from 2019 to 2020. Prior to joining Gibraltar Industries in 2014 as President and Chief Operating Officer, he served as President of the Building Components Group, a division of Illinois Tool Works, Inc., from 2008 to 2013 and in various executive management roles for Illinois Tool Works from 1990 to 2008.

Skills & Qualifications:
•Executive Leadership and Talent Management •Investor Relations •Public Company Board Experience •Financial Management	•Business Operations •Strategy Development and Execution •Building Products Industry •Portfolio Management	•Global Operations •Capital Allocation •Enterprise Risk Management

	Elizabeth M. Lilly Age: 61 Director since: 2020 Independent	Apogee Committees: •Audit •Compensation

Ms. Lilly has served as Chief Investment Officer and Executive Vice President for The Pohlad Companies, a privately-owned business based in Minneapolis, Minnesota that holds a diverse group of businesses and business interests, since 2018. She oversees the public and private investments for the Pohlad family and provides leadership and management of the investment team of The Pohlad Companies. Ms. Lilly has over 30 years in portfolio and investment management experience. She founded Crocus Hill Partners, a small capitalization portfolio firm, in 2017 and served as its President from 2017 to 2018. She served as Senior Vice President and Portfolio Manager for Gabelli Asset Management from 2002 to 2017. She was a co-founder of Woodland Partners, LLC in 1997 and served as Managing Director from 1997 to 2002, when the firm was acquired by Gabelli Asset Management. Earlier in her career, Ms. Lilly served in various portfolio management and analyst positions for First Asset Management, Fund American Companies and Goldman, Sachs and Company.

Skills & Qualifications:
•Executive Leadership •Financial Management	•Asset Management •Leadership Development	•Financial Markets •Capital Allocations

Class III Directors – Terms Expiring in 2025 (continued)
	Mark A. Pompa Age: 59 Director since: 2018 Independent Audit Committee Financial Expert	Apogee Committees: •Audit •Compensation

Mr. Pompa served as the Executive Vice President and Chief Financial Officer of EMCOR Group, Inc., a Fortune 500 leader in electrical and mechanical construction services, industrial and energy infrastructure and building services before retiring in 2024. Previously, he was Senior Vice President and Chief Accounting Officer of EMCOR from 2003 to 2006 and Treasurer from 2003 to 2007. He joined EMCOR in 1994, serving as Vice President and Controller until 2003. Prior to joining EMCOR, Mr. Pompa was an Audit and Business Advisory Manager at Arthur Andersen LLP.

Skills & Qualifications:
•Executive Leadership •Financial Management •Accounting and Audit •Non-residential Construction Industry	•Business Operations •Mergers and Acquisitions •Investor Relations •Strategy Development and Execution	•Enterprise Risk Management •Leadership Development •Executive Compensation

Class I Director Nominee – Term Expiring in 2026
	Lloyd E. Johnson Age: 70 Director since: 2017 Independent Audit Committee Financial Expert	Apogee Committees: •Audit, Chair •Compensation	Public Directorships: •Haemonetics (2021 – Present) •Beazer Homes (2021 – Present) •VSE Corporation (2022 – Present)

Mr. L. Johnson was the Global Managing Director, Finance and Internal Audit of Accenture Corporation, a global management consulting and professional services firm providing strategy, consulting, digital technology and operations services, from 2004 to 2015. Prior to joining Accenture Corporation, he served as Executive Director, M&A and General Auditor for Delphi Automotive PLC, a vehicle components manufacturer, from 1999 to 2004. From 1997 to 1999, he served as Corporate Vice President, Finance and Chief Audit Executive for Emerson Electric Corporation, a diversified global manufacturing company serving industrial, commercial and consumer markets. Earlier in his career, he held senior finance leadership roles at Sara Lee Knit Products, a division of Sara Lee Corporation; Shaw Food Industries, a privately-held food service supply company; and Harper, Wiggins & Johnson, CPA, a regional accounting firm. Mr. L. Johnson began his career with Coopers & Lybrand, a global accounting firm that became part of PricewaterhouseCoopers, a global accounting firm.

Skills & Qualifications:
•Executive Leadership •Public Accounting and Audit, Retired CPA •Financial Management •Business Operations •Enterprise Risk Management	•Mergers and Acquisitions •International Business •Information Technology, including Cybersecurity •Leadership Development	•Executive Compensation •Corporate Governance •Industrial Commercial and Consumer Markets •Public Company Board Experience

Class I Director Nominee – Term Expiring in 2026 (Continued)
	Donald A. Nolan Age: 63 Director since: 2013 Independent Independent Chair since January 2020	Apogee Committees: •Ad hoc Member – all Board Committees

Mr. Nolan served as President and Chief Executive Officer of Kennametal Inc., a global industrial technology leader, present in over 60 countries, manufacturing tooling and wear-resistant solutions for customers in the aerospace, energy, and transportation industries from 2014 to 2016. Previously, Mr. Nolan was President of the Materials Group for Avery Dennison Corporation from 2008 to 2014, a global leader in packaging solutions. Prior to joining Avery Dennison Corporation, he served on the executive team at Valspar, a global leader in paint and coatings, as Senior Vice President, leading the Global Packaging and Refinish Coatings businesses. Before joining Valspar, he held leadership positions of increasing responsibility with Loctite, General Electric and Ashland Chemical. Mr. Nolan is also active in private equity, serving on several private company boards.

Skills & Qualifications:
•Executive Leadership •Business Operations •Strategy Development and Execution •Marketing and Sales	•Financial Management •International Business •Mergers and Acquisitions •Enterprise Risk Management •Leadership Development	•Corporate Governance •Executive Compensation •Public and Private Company Board Experience

Class I Director Nominee – Term Expiring in 2026 (Continued)
	Patricia K. Wagner Age: 61 Director since: 2016 Independent	Apogee Committees: •Compensation, Chair •Nominating and Corporate Governance	Public Directorships: •California Water Services Group (2019 – Present) •Primoris Services Corporation (2020 – Present) •Southern California Gas Company (2017 - 2019)

Ms. Wagner retired from Sempra Energy, a Fortune 500 energy services holding company, in 2019, after 24 years of service with Sempra Energy Companies. She served as Group President of U.S. Utilities, overseeing San Diego Gas & Electric, Southern California Gas Company (“SoCalGas”) and Sempra Energy’s investment in Oncor Electric Delivery Company LLC, from 2018 to 2019. She has served in several leadership positions for the Sempra Energy family of companies, including Chief Executive Officer of SoCalGas from 2017 to 2018; Executive Vice President of Sempra Energy in 2016; President and Chief Executive Officer of Sempra U.S. Gas & Power from 2014 to 2016; and other leadership positions for the Sempra Energy family of companies from 1995 to 2014. Prior to joining Sempra Energy, Ms. Wagner held management positions at Fluor Daniel, an engineering, procurement, construction and maintenance services company. Earlier in her career, Ms. Wagner held positions at McGaw Laboratories and Allergan Pharmaceuticals.

Skills & Qualifications:
•Executive Leadership •Business Operations •Financial Management •Accounting and Audit •Strategy Development and Execution	•Energy Industry •Enterprise Risk Management •Information Technology, including Cybersecurity •Mergers and Acquisitions •Regulatory Compliance	•Leadership Development •Executive Compensation •Corporate Governance •Public Company Board Experience

Corporate Governance
Our Board is committed to high standards of corporate governance and ethical business conduct. The following corporate governance resources reflect this commitment and provide a framework within which directors and management operate the business.
Corporate Governance Resources
Information related to our corporate governance is available on our website at www.apog.com by clicking on “Investors,” selecting “Governance” and then selecting the applicable document or information. This information includes:
•Board and Committee Composition
•Board Committee Charters
•Our Code of Business Ethics and Conduct, including our Code of Conduct Hotline
•How to Contact the Board
•Our Corporate Governance Guidelines
•Our Restated Articles of Incorporation, as amended
•Our Amended and Restated By-laws
•Our Conflict Minerals Policy and related resources
Information relating to our management team is also available on our website at www.apog.com by clicking on “About Us” and then selecting “Leadership.”
Code of Business Ethics and Conduct
Our Board of Directors has adopted our Code of Business Ethics and Conduct (our “Code of Conduct”), which is a statement of our high standards for ethical behavior and legal compliance. All our employees and all members of our Board of Directors are required to comply with our Code of Conduct and receive training and certification on our Code of Conduct each year. For employees suspecting a violation of our Code of Conduct, we maintain an independent hotline available 24/7 that allows both anonymous and confidential reporting.
Corporate Governance Guidelines
Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board of Directors and are revised as necessary to reflect evolving corporate governance practices.
Communications with Our Board of Directors
Our stakeholders may communicate directly with our Board of Directors, our Independent Chair or any other specified individual director in writing by (i) sending a letter addressed to Apogee Directors, Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435, or (ii) sending an email to Directors@apog.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are handled directly by our management team.

Director Independence
Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees (collectively, the “Committees”) must be independent. Each year, in accordance with Nasdaq rules, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards and applicable SEC rules.
Our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Committee member independence and reported on its review to our Board of Directors. Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with the Company except serving as a director and holding shares of our common stock: Christina M. Alvord, Frank G. Heard, Lloyd E. Johnson, Elizabeth M. Lilly, Donald A. Nolan, Herbert K. Parker, Mark A. Pompa and Patricia K. Wagner. Our Board of Directors has determined that Ty R. Silberhorn is not independent because he serves as an officer of the Company.
Board Leadership Structure
Mr. Nolan has served as our Independent Chair since January 2020. The Independent Chair of our Board chairs our annual meeting of shareholders, the meetings of our Board of Directors and executive sessions of our independent directors. In addition, the Independent Chair of our Board, in consultation with our Chief Executive Officer, establishes the agenda for each meeting of our Board of Directors. The Independent Chair also attends Committee meetings as an ad hoc member, participates in discussions but does not vote on Committee matters, and serves as the primary liaison between the senior management team and the Board. The Board believes that having an Independent Chair provides independent leadership on the Board and enables our Chief Executive Officer to focus his time and energy on development of strategy, operational improvements and leadership of the management and employee teams. The Board believes that this division of responsibilities serves the Board, the Company, and our shareholders well.
The Board recognizes that there are circumstances when combining the Independent Chair and Chief Executive Officer roles may be appropriate, such as for an interim period when either leader becomes incapacitated, or in the course of Independent Chair or Chief Executive Officer transitions.
Criteria for Membership on Our Board of Directors
Director candidates should possess the highest personal and professional ethics, integrity and values; be committed to representing the long-term interests of our stakeholders; have an inquisitive and objective perspective, practical wisdom and mature judgment; and be willing to challenge management in a constructive manner. Our Board of Directors strives for membership that is diverse in gender, race, ethnicity, age, geographic location, and business skills and experience at policy-making levels.
Director Time Commitment and Other Board Service
In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities and should be committed to serving on our Board of Directors for an extended period of time. It is the policy of the Board that a non-employee director should not serve on the board of directors of more than four other publicly-held corporation unless approved by the majority of the directors.
Procedure for Evaluating Director Nominees
Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for membership on our Board of Directors includes making a preliminary assessment of each proposed nominee, based upon resume and biographical information, willingness to serve and other background information, business experience and leadership skills. Our Board believes that its membership should reflect a diversity of experience, skills, geography, gender, race and ethnicity, and invites directors to annually self-identify certain diversity characteristics that may inform their perspectives and contributions to the Board. The Committee considers each of these factors when evaluating our Board composition, and it considers these factors on an ongoing basis as it identifies and evaluates director candidates. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board of Directors for inclusion in the slate of director nominees at a meeting of shareholders, or for appointment by our Board of Directors to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board of Directors, effectiveness as a director, and desire to continue to serve as a director.
Board Diversity Matrix
The table below provides self-identified diversity statistics for our directors as of April 22, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 22, 2024)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	–	–
Part II: Demographic Background
African American or Black	–	2	–	–
White	3	4	–	–
LGBTQ+	–
Did Not Disclose Certain Demographic Background	1
Board Refreshment and Retirement Policy
Our Company has an active board refreshment program. As a mechanism to encourage director refreshment, our Board of Directors has established a policy that no individual may stand for election to our Board after their 72nd birthday, unless otherwise approved by a majority of our directors.
Since June 2017, seven new directors have joined our Board: Lloyd E. Johnson in fiscal 2018, Herbert K. Parker and Mark A. Pompa in fiscal 2019; Christina M. Alvord, Frank G. Heard and Elizabeth M. Lilly in fiscal 2020 and Ty R. Silberhorn in fiscal 2021.
Stock Ownership Guidelines for Non-Employee Directors
Our Board of Directors has established director stock ownership guidelines that encourage share ownership by our directors. During fiscal 2024, our Board of Directors increased the stock ownership guidelines from three to four times an amount equal to the annual Board retainer to be achieved within five years of first being elected as a director. For fiscal 2024, the annual Board retainer was $65,000. In calculating share ownership of our non-employee directors, we include shares of restricted stock, restricted stock units and deferred restricted stock units issued pursuant to our 2009 Director Stock Plan, 2019 Director Stock Plan and phantom stock units issued pursuant to our Deferred Compensation Plan for Non-Employee Directors. Shares are valued based on the average closing price of our common stock for the most recently completed fiscal year. As of March 1, 2024, the last trading day of fiscal 2024, all our non-employee directors exceeded our stock ownership guidelines.
Board Meetings and 2023 Annual Meeting of Shareholders
During fiscal 2024, our Board of Directors met six times and our non-employee directors met in executive session without our Chief Executive Officer or any other members of management being present at each meeting. Each of our directors attended more than 75% of the regularly scheduled and special meetings of our Board of Directors and our Committees on which they served during fiscal 2024.

All members of our Board of Directors are expected to attend our annual meeting of shareholders, and all members of our Board of Directors who continued to serve on our Board after our 2023 Annual Meeting of Shareholders attended such meeting via the virtual meeting platform.
Board Committee Responsibilities, Meetings and Membership
We currently have three standing Committees: Audit, Compensation, and Nominating and Corporate Governance. Each Committee operates under a written charter that is available on our website at www.apog.com by clicking on “Investors” and selecting “Governance” and then clicking on the applicable Board Committee. Each Committee member meets the applicable independence and experience requirements of the Nasdaq listing standards and the SEC for the Committees on which they serve. While our Committees are responsible for various aspects of our environmental, social and governance ("ESG") sustainability program, currently our full Board oversees the Company's strategies and material initiatives relating to corporate responsibility, including ESG matters, cybersecurity and climate-related risk.

Board Committee	Responsibilities

AUDIT COMMITTEE
All Members Independent
This Committee has oversight responsibilities for our independent registered public accounting firm.
Messrs. L. Johnson, Heard and Pompa are “audit committee financial experts” under the rules of the SEC.

•Directly responsible for the appointment, compensation, retention, termination, evaluation and oversight of the work of, and ascertaining the independence of, the independent registered public accounting firm.
•Oversees our system of financial controls, internal audit procedures and internal audit function.
•Oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices.
•Assesses and establishes policies and procedures to manage our financial reporting and internal control risk.
•Establishes policies and procedures for the pre-approval of all services by our independent registered public accounting firm.
•Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

Board Committee	Responsibilities
COMPENSATION COMMITTEE All Members Independent This Committee administers our executive compensation program. Each member is a “non-employee” director, as defined in the Exchange Act.
•Establishes our executive compensation philosophy and compensation programs that comply with this philosophy.
•Evaluates the Chief Executive Officer’s performance in light of approved goals and objectives and recommends to the Board for its approval the Chief Executive Officer’s compensation, including base salary, annual incentive compensation and long-term incentive compensation.
•Determines the compensation of our executive officers (other than the Chief Executive Officer) and other members of senior management.
•Responsible for annual assessment of the risk associated with our compensation programs, policies and practices.
•Administers our 2019 Stock Incentive Plan in which our employees participate.
•Administers our annual cash and long-term incentive plans for executive officers and other members of senior management.
•Administers our clawback policies.
•Directly responsible for the appointment, compensation, retention and oversight of the independent compensation consultant.
•Reviews and reports to the Board on the Company's initiatives with respect to, and the risks associated with, human capital management matters, including diversity, equity and inclusion.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE All Members Independent This Committee identifies and evaluates Board candidates and oversees our corporate governance practices.
•Develops a Board succession plan and establishes and implements procedures to review the qualifications for membership on our Board of Directors, including nominees recommended by shareholders.
•Assesses our compliance with our Corporate Governance Guidelines.
•Reviews our organizational structure and senior management succession plans.
•Makes recommendations to our Board of Directors regarding the composition and responsibilities of our Committees and compensation for directors.
•Administers an annual performance review of our Committees, Board of Directors as a whole and our directors whose terms are expiring.
•Administers an annual review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors.
•Administers our 2009 Director Stock Plan, 2019 Director Stock Plan, Deferred Compensation Plan for Non-Employee Directors, and 2021 Deferred Compensation Plan for Non-Employee Directors in which our non-employee directors participate.

The table below provides current membership and fiscal 2024 meeting information for each of our Committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Christina M. Alvord	M		M
Frank G. Heard	M/FE		M
Lloyd E. Johnson	C/FE	M
Elizabeth M. Lilly	M	M
Donald A. Nolan	Ad hoc	Ad hoc	Ad hoc
Herbert K. Parker		M	C
Mark A. Pompa	M/FE	M
Patricia K. Wagner		C	M
Fiscal 2024 Meetings	7	5	4
C = Committee Chair  M = Committee Member  FE = Audit Committee Financial Expert
Risk Oversight by Our Board of Directors and Management
Committee Roles in Risk Management
Our Board of Directors oversees our enterprise risk management processes, focusing on our business, strategic, financial, operational, information technology, cybersecurity, climate-related and overall enterprise risk. Our Board determined that oversight of our Company’s strategy and overall enterprise risk management program is more effective when performed by the full Board, utilizing the skills and experiences of all directors. In addition, our Board of Directors executes its overall responsibility for risk management through its Committees as follows:
•Our Audit Committee has primary responsibility for risk management relating to the reliability of our financial reporting processes, system of internal controls and corporate compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. It also receives quarterly updates from management regarding Code of Conduct matters, litigation and legal claims, and other compliance matters.
•Our Compensation Committee, with assistance from its independent compensation consultant, oversees risk management associated with our compensation programs, policies and practices with respect to both executive compensation and compensation in general, and reviews human capital management matters including diversity, equity and inclusion.
•Our Nominating and Corporate Governance Committee oversees risk management associated with succession planning, non-employee director compensation, overall Board of Directors and Board Committee performance, and corporate governance practices.
Management's Role in Risk Management
The Company's Enterprise Risk Management committee, or ERM, assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM committee meets with the Company's executives and senior leaders, and presents to the Board at least twice per year on the probability, potential impact and timeframe of impact of the identified risks.

Sustainability and Human Capital
At Apogee, our Core Values are the foundation of our culture, and they are reflected in our commitment to environmental sustainability and to developing our employees to their full potential.
Additional information related to our sustainability efforts, human capital management and environmental responsibility efforts is available on our website at www.apog.com by clicking “Sustainability.”
Sustainability Focus
As a leading provider of architectural products and services, we are committed to integrating sustainable business practices and environmental stewardship throughout our business. Our company-wide commitment to sustainable business practices is focused on delivering long-term profitable growth, while carefully stewarding the resources entrusted to us and delivering products and services that address our customers’ increasing focus on energy efficiency and reducing their carbon footprint.
Our Sustainability Strategy
The key areas of focus for Apogee's Sustainability Strategy are:
Environment
We understand our responsibility to protect the environment and be responsible stewards of the resources entrusted to us. Through our Apogee Management System we will continually focus on incorporating environmentally sustainable manufacturing processes, eliminating waste, and minimizing our resource consumption. To further our efforts, in fiscal 2024, we calculated and publicly disclosed our baseline Scope 1 and Scope 2 greenhouse gas emissions, along with data on enterprise-wide energy consumption. We plan to use this data to evaluate new opportunities for reducing our emissions and energy use.
We are also sharing best practices across our locations, including waste reduction and recycling programs that will divert hundreds of tons of materials from the waste stream each year. Our facility and operations teams will continually seek innovative ways to reduce our environmental impact, including installing energy-efficient LED lighting, reducing resource consumption and waste, and utilizing reusable shipping containers.
Our People
At Apogee, we understand that our Company is only as strong as our people. We will continually focus on strengthening our team, ensuring we have the talent and skills across our organization to consistently deliver the innovative products, technical expertise, and dependable customer service that sets us apart. For additional information on our health, wellness, safety, and diversity, equity and inclusion initiatives see our "Human Capital Resources" section below.

We also strive to make a difference in the communities where we operate. Apogee has a long legacy of giving back to the communities where we do business through volunteerism, donations, and financial support. We will continue to work to strengthen the communities where we operate by investing in our business and creating good jobs.
Governance
We recognize that sound oversight is critical to our ability to effectively plan and execute our long-term goals. As outlined in our Corporate Governance Guidelines, our Board of Directors, directly and through its Committees, has overall responsibility for the Company's risk oversight as well as corporate responsibility, including environmental, social, and governance matters and climate-related risk. The Board's Compensation Committee provides oversight of our human capital management matters, including diversity, equity and inclusion. The full Board of Directors is updated on our sustainability initiatives and strategy at least two times per year.
Human Capital Resources
Our commitment to sustainability begins with our people. We will continually focus on strengthening our team to ensure that we have the capabilities in place to consistently deliver for our customers. Apogee has an enterprise-wide talent management program in place to hire, train, and develop a diverse team of employees and leaders. We are also committed to our employees’ safety and wellness, with a robust workplace safety program, comprehensive benefit packages, and wellness initiatives to promote healthy lifestyles.
Competition for qualified employees in the markets and industries in which we operate is significant, and the success of our Company depends on our ability to attract, select, develop, and retain a productive and engaged workforce. Investing in our employees and their well-being, offering competitive compensation and benefits, promoting diversity and inclusion, and adopting positive human capital management practices are critical components of our corporate strategy.
Health, Wellness and Safety
The safety of our employees is integral to our Company. Providing a safe and secure work environment is one of our highest priorities and we devote significant time and resources to workplace safety. Our safety programs are designed to comply with stringent regulatory requirements and to meet or exceed best practices in our industry. This commitment requires focus and dedication to fundamental aspects of our business to minimize the risk of accidents, injury, and exposure to health hazards.
In fiscal 2024, the Apogee Safety Council, which manages our enterprise-wide health and safety program, met regularly to review facility-level performance, maintain policies, and provide short- and long-term plans to achieve our ambition of achieving an accident incident rate of zero.
We will continue to utilize a safety culture assessment process along with safety compliance audits to monitor safety programs within our businesses. These annual assessments and audits provide suggestions for continuous improvement in safety programs and measure employee engagement. In addition, the programs encourage the development of a proactive, interdependent safety culture in which leadership and employees interact to ensure safety is viewed as everyone’s responsibility. Our leadership team and Board of Directors are briefed regularly on our safety performance metrics.
We offer comprehensive health and wellness programs for our employees. In addition to standard health programs including medical insurance and preventive care, we have a variety of resources available to employees relating to physical and mental wellness. We also conduct employee engagement surveys at the site level annually to hear directly from our employees with respect to what we are doing well, in addition to areas where they may need additional support.
Diversity, Equity and Inclusion
Our diversity, equity and inclusion program promotes a workplace where each employee’s abilities are recognized, respected, and utilized to further our goals. Our aim is to create an environment where people feel included as a part of a team because of their diversity of outlooks, perspectives, and characteristics and have an equal opportunity to add value to our Company. We strive to create a culture of inclusion, reduce bias in our talent practices, and invest in and engage with our communities. We conduct diversity and Code of Conduct trainings with employees and managers annually to define our expectations on creating an inclusive and diverse workplace, where all individuals feel respected and part of a team regardless of their race, national origin, ethnicity, gender, age, religion, disability, sexual orientation or gender identity.
Talent Management and Development
Our talent management program is focused on developing employees and leaders to meet the Company’s evolving needs. Employees are able to track and manage their growth through a performance management system and managers actively engage with their employees to provide coaching and feedback, identify training and development opportunities to improve performance in the employee’s current role, and to position the employee for future growth. Training and development opportunities include new-hire training, job specific training, stretch assignments, and safety training. The Company also offers leadership development opportunities, such as our Apogee Leadership and Apogee Senior Leadership Programs, along with technical training for engineers, designers and sales staff. In addition, the Company offers an education assistance program in which certain eligible employees receive tuition reimbursement to help defray the costs associated with their continuing education. Our executive leadership and Human Resources teams regularly conduct talent reviews and succession planning to assist with meeting critical talent and leadership needs.
Certain Relationships and Related Transactions
We have established written policies and procedures (the “Related Person Transactions Policy”) to assist us in reviewing transactions in excess of $120,000 involving our Company and our subsidiaries and Related Persons (“Related Persons Transactions”). A Related Person includes our Company’s directors, director nominees, executive officers and beneficial owners of 5% or more of our Company’s common stock and their respective Immediate Family Members (as defined in our Related Person Transactions Policy). Our Related Person Transactions Policy supplements our Code of Business Ethics and Conduct Conflict of Interest Policy, which applies to all of our employees and directors.
Our Related Person Transactions Policy requires any Related Person Transaction to be promptly reported to the Chair of our Nominating and Corporate Governance Committee. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to our Company. Our Conflict of Interest Policy requires our employees and directors to report to our General Counsel any potential conflict of interest situation involving any employee or director, or their Immediate Family Members. During fiscal 2024, there were no Related Party Transactions involving a Related Person, as defined in the policy.

Non-Employee Director Compensation
Non-Employee Director Compensation Arrangements During Fiscal 2024
We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of our shareholders.
Our Board of Directors approves the compensation for members of our Board of Directors and Committees based on the recommendations of our Nominating and Corporate Governance Committee. We target compensation for service on our Board of Directors and Committees generally at the 50th percentile for board service at companies in our peer group of companies, using the same peer group used for executive compensation purposes. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by management with assistance from the Company's independent compensation consultant. Our Chief Executive Officer participates in the discussions on compensation for members of our Board of Directors. Directors who are employees receive no additional compensation for serving on our Board of Directors.
The following table describes the compensation arrangements with our non-employee directors as of the end of fiscal 2024.

Compensation	Fiscal 2024
Annual Cash Retainers:
Independent Chair of the Board	$135,000
Board Member	65,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Compensation Committee Chair	25,000
Compensation Committee Member	10,000
Nominating and Corporate Governance Committee Chair	25,000
Nominating and Corporate Governance Committee Member	10,000
Annual Equity Grant Board of Directors Chair	135,000	(1)
Annual Equity Grant	105,000	(1)
Charitable Matching Contributions Program	$2,000 maximum aggregate annual match
_________________
(1)On June 21, 2023, we granted a restricted stock award of 3,098 shares to Mr. Nolan, having a value of approximately $135,000 on the date of grant, and restricted stock awards of 2,409 shares to each other non-employee director having a value of approximately $105,000 on the date of grant. The awards vest over three years in equal annual installments on the anniversaries of the grant date. See “Fiscal 2024 Non-Employee Director Compensation Table” beginning on page 32 for additional details.
Annual Equity Awards
Annual equity awards to non-employee directors, which may be restricted stock or restricted stock units, are issued pursuant to our 2019 Director Stock Plan. Each non-employee director receives a prorated award on or about the date they are first elected to our Board and annually on or about the date of our annual meeting of shareholders if their term continues after such meeting. The dollar value of the award is determined by our Board of Directors in June of each year, after recommendation by our Nominating and Corporate Governance Committee and in consideration of various factors, including market data and trends. We target the equity-based compensation received by non-employee directors at approximately the 50th percentile of our peer group of companies. Equity awards generally vest in three equal annual installments over a three-year vesting period. Upon issuance of restricted stock, each holder is entitled to the rights of a shareholder, including the right to vote the shares of restricted stock. Generally, we issue restricted stock unit awards (instead of restricted stock awards) to our non-employee directors who are not residents of the United States. For restricted stock awards made pursuant to our 2019 Director Stock Plan, dividends or other distributions (whether cash, stock or otherwise) will accrue during the vesting period and will be paid only upon vesting. Awards will be forfeited upon the termination of a director’s service, unless the director is terminated by the Company due to retirement, death or disability, in which case restricted stock will accelerate and vest. If a change in control (as defined in the 2019 Director Stock Plan) occurs, any award shall vest immediately.
Director Deferred Compensation Arrangements
Deferral of Equity Awards
In lieu of receiving a restricted stock award, non-employee directors have the option to receive a deferred restricted stock unit award, pursuant to the Restricted Stock Deferral Program adopted by our Board under our 2019 Director Stock Plan. By electing to receive a deferred restricted stock unit award, a director can defer receipt of all or a portion of any award. Each non-employee director who receives a deferred restricted stock unit award in lieu of an award receives a credit of shares of our common stock in an amount equal to the number of shares or units they would have received pursuant to the award. The account is also credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares or units credited to each account. Non-employee directors receiving a deferred restricted stock unit award may elect to receive the amounts credited to their account at a fixed date, at age 70, or following death or retirement from our Board of Directors. The deferred restricted stock unit awards and related accumulated dividends are paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This is an unfunded book-entry plan and no trust or other vehicle has been established to hold any shares of our common stock.
Deferral of Cash Retainers
Under our prior Deferred Compensation Plan for Non-Employee Directors, which was in effect through December 31, 2021, participants could elect to defer all or a portion of their annual cash retainer into deferred stock accounts. There was no Company match on amounts deferred by our non-employee directors under such plan. Each participating director received a credit of shares of our common stock in an amount equal to the amount of annual cash retainer deferred divided by the fair market value of one share of our common stock as of the crediting date. These accounts also were credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70, or following death or retirement from our Board of Directors. The deferred amounts are paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.
Effective as of January 1, 2022, non-employee directors could elect to defer all or a portion of their annual cash retainer into the 2021 Deferred Compensation Plan for Non-Employee Directors. Under this plan, we credit a participant’s plan account with earnings based on the participant’s investment allocation among a menu of hypothetical investment fund options. An Apogee common stock fund is not one of the investment options available under this plan. Participants may elect to receive the amounts credited to their accounts at a fixed date or following retirement from our Board of Directors. Like the prior plan, all amounts paid under this plan are paid from our general assets and are subject to the claims of our creditors. The material terms of this plan are otherwise comparable to those of the prior plan.
Charitable Matching Contributions Program for Non-Employee Directors
Under our Charitable Matching Contributions Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to approved charitable organizations that are exempt from federal income tax up to a maximum aggregate amount of $2,000 per eligible non-employee director per calendar year.

Fiscal 2024 Non-Employee Director Compensation Table
The following table shows the compensation paid to our non-employee directors for fiscal 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Christina M. Alvord	90,000	104,984	8,013	202,997
Frank G. Heard	90,000	104,984	2,000	196,984
Lloyd E. Johnson	101,667	104,984	19,865	226,516
Elizabeth M. Lilly	90,000	104,984	7,272	202,256
Donald A. Nolan	135,000	135,011	34,861	304,872
Herbert K. Parker	100,000	104,984	7,265	212,249
Mark A. Pompa	90,000	104,984	26,894	221,878
Patricia K. Wagner	100,000	104,984	5,265	210,249
___________________________
(1)Includes cash retainers, including any retainers deferred by non-employee directors under our 2021 Deferred Compensation Plan for Non-Employee Directors. During fiscal 2024, Messrs. Nolan and Pompa were our only non-employee directors to defer all or a portion of their annual cash retainer pursuant to our 2021 Deferred Compensation Plan for Non-Employee Directors.
(2)The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). On June 21, 2023, Mr. Nolan and each of our non-employee directors received a restricted stock award or restricted stock unit award or, if a director elected to defer receipt of all or a portion of their restricted stock award, a deferred restricted stock unit award, of 3,098 shares in the case of Mr. Nolan, and 2,409 shares to all other non-employee directors. The closing price of our common stock on the Nasdaq Global Select Market on June 21, 2023, the date of grant, was $43.58. The table below sets forth certain information with respect to the aggregate number of shares of unvested restricted stock, deferred restricted stock units, restricted stock units, and deferred phantom stock units including shares from dividends credited to the account, held by our non-employee directors as of March 2, 2024, the last day of fiscal 2024.

Name	Aggregate Number of Shares of Restricted Stock (#)	Aggregate Number of Deferred Restricted Stock Units (#)	Aggregate Number of Restricted Stock Units (#)	Aggregate Number of Deferred Phantom Stock Units (#)
Christina M. Alvord	907	5,291	—	—
Frank G. Heard	—	—	5,165	—
Lloyd E. Johnson	—	19,141	—	—
Elizabeth M. Lilly	3,358	1,824	—	—
Donald A. Nolan	907	23,629	—	10,112
Herbert K. Parker	5,165	—	—	—
Mark A. Pompa	—	18,916	—	9,600
Patricia K. Wagner	5,165	—	—	—
(3)This column includes dividends and dividend equivalents paid or accrued on shares of restricted stock and deferred restricted stock unit awards issued pursuant to our 2009 Director Stock Plan; dividends and dividend equivalents accrued on shares of restricted stock, restricted stock units and deferred restricted stock units, issued pursuant to our 2019 Director Stock Plan; dividend equivalents paid on phantom stock units issued pursuant to our Deferred Compensation Plan for Non-Employee Directors; and matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors.

The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2024.

Name	Dividends Paid or Accrued on Shares of Restricted Stock ($)	Dividend Equivalents Paid or Accrued on Deferred Restricted Stock Units ($)	Dividend Equivalents Paid on Phantom Stock Units ($)	Matching Contributions under our Charitable Matching Contributions Program for Non- Employee Directors ($)	Total All Other Compen- sation ($)
Christina M. Alvord	1,491	4,522	—	2,000	8,013
Frank G. Heard	—	—	—	2,000	2,000
Lloyd E. Johnson	—	17,865	—	2,000	19,865
Elizabeth M. Lilly	3,946	1,326	—	2,000	7,272
Donald A. Nolan	1,097	22,024	9,740	2,000	34,861
Herbert K. Parker	5,265	—	—	2,000	7,265
Mark A. Pompa	—	17,647	9,247	—	26,894
Patricia K. Wagner	5,265	—	—	—	5,265

Executive Compensation
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management and the Committee’s independent compensation consultant. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2024 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 2, 2024.
Compensation Committee of the
Board of Directors of Apogee
Patricia K. Wagner, Chair
Lloyd E. Johnson
Elizabeth M. Lilly
Herbert K. Parker
Mark A. Pompa

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes Apogee’s executive compensation program for fiscal 2024. In particular, this section explains how our Compensation Committee (the “Committee”) made decisions related to compensation for our Named Executive Officers for fiscal 2024.
Our Named Executive Officers for fiscal 2024 were:
•Ty R. Silberhorn, Chief Executive Officer and President
•Matthew J. Osberg, Executive Vice President and Chief Financial Officer(1)
•Nicholas C. Longman, President, Architectural Framing Systems ("AFS") Segment
•Curtis J. Dobler, Executive Vice President and Chief Human Resources Officer
•Brent C. Jewell, President, Architectural Glass ("Glass") Segment
•Mark R. Augdahl, Former Interim Chief Financial Officer(2)
Messrs. Osberg, Longman, Dobler, Jewell and Augdahl are collectively referred to as our “Other Named Executive Officers” in this Compensation Discussion and Analysis section.
______________
(1)    Mr. Osberg joined the Company on April 28, 2023.
(2)    Mr. Augdahl returned to his role as Vice President, Finance, of the Glass Segment effective April 28, 2023, and he was appointed Chief Accounting Officer effective June 21, 2023.

Executive Summary
About Apogee. Our Company is a leading provider of architectural products and services for enclosing buildings, and high-performance glass and acrylic products used in applications for preservation, protection and enhanced viewing of objects and displays. We have four reporting segments, with the three Architectural segments serving the non-residential construction market. In fiscal 2024, we had net sales of $1.42 billion.

ARCHITECTURAL FRAMING SYSTEMS

Designs, fabricates and finishes aluminum window, storefront and entrance systems

LARGE-SCALE OPTICAL

Manufactures high performance glazing products for the custom picture framing, museum and technical glass markets
Percentage of
fiscal 2024 net sales
of $1.42 billion

ARCHITECTURAL GLASS

A single-source resource for high performance architectural glass products in non-residential buildings

ARCHITECTURAL SERVICES

One of the largest U.S. full-service building glass and curtainwall installation companies
Our Strategy. Our Company strategy is based on the following three key pillars:
1.Become the economic leader in our target markets. We will achieve this by developing a deep understanding of our target markets and aligning our businesses with clear go-to-market strategies to drive value for our customers through differentiated product and service offerings. We will also build a relentless focus on operational execution, driving productivity improvements, and maintaining a competitive cost structure, so that we may bring more value to our customers and improve our own profitability.
2.Actively manage our portfolio to drive higher margins and returns. We intend to shift our business mix toward higher operating margins offerings and improve our return on invested capital performance. We will accomplish this by allocating resources to grow our top performing businesses, actively addressing underperforming businesses, and investing to add new differentiated product and service offerings to accelerate our growth.
3.Strengthen our core capabilities. We are shifting from our historical, decentralized operating model, to one with center-led functional expertise that enables us to leverage the scale of the enterprise to better support the needs of the business. We are establishing a Company-wide operating system with common tools and processes that are based on the foundation of Lean and Continuous Improvement, which we call the Apogee Management System. Our strategy is supported by a robust talent management program and a commitment to strong governance to ensure compliance and drive sustainable performance.

We set this strategy by developing a deep knowledge of the markets we served and by gaining extensive input from customers and industry influencers, along with detailed competitive benchmarking. We will continually analyze our portfolio of products, services, and capabilities to identify the best areas for future profitable growth. We will also continue to evaluate our operating model to ensure we have the organizational structure and capabilities needed to deliver consistent profitable growth. Through this work, we will continue to validate strengths that we can leverage and will continue to identify opportunities to improve our performance.
To measure our progress, in fiscal 2022, we established three consolidated enterprise financial targets, and established a goal to achieve each by the end of fiscal 2025:
•adjusted Return on Invested Capital ("ROIC") greater than 12%;
•adjusted operating margin greater than 10%; and
•net sales growth greater than 1.2 times the overall non-residential construction market.
In fiscal 2024, we drove further progress toward our strategic goals and these financial targets. We continued the deployment of the Apogee Management System across our business, which resulted in sustainable cost and productivity improvements. We invested in organic growth initiatives in Large-Scale Optical and geographic growth in Architectural Services. We increased our focus on differentiated products and services, and effectively managed pricing to share in the value we delivered for our customers. We advanced several initiatives to strengthen our core capabilities, driving the standardization of key business processes and systems. We continued our talent development and leadership training programs through the Apogee Leadership and Apogee Senior Leadership Programs and added key talent across the organization.
Use of Non-GAAP Financial Measures
The following measures are not calculated in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the Company in accordance with GAAP. Other companies may calculate these measures differently from us, thereby limiting the usefulness of the measures for comparison with others.
Adjusted ROIC is a non-GAAP financial measure that we define as adjusted operating income net of tax, divided by average invested capital. We believe this measure is useful in understanding operational performance and capital allocation over time.
Adjusted operating income and adjusted operating margin are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period.
Adjusted EBIT is a non-GAAP financial measure that we define as net earnings excluding interest expense and income tax expense, including certain non-GAAP adjustments. Segment Adjusted EBIT includes operating income related to intersegment sales transactions and other income and expense related to the segment and excludes certain corporate costs that are not allocated at a segment level. We believe these measures are useful in understanding operational profitability over time.

Our Fiscal 2024 Performance. In fiscal 2024, we continued to execute our strategy focusing on three pillars: working to become the economic leader in our target markets; actively managing our portfolio; and strengthening our core capabilities.

Summary of Fiscal 2024 Financial Results

Net Sales
•Consolidated net sales were $1.42 billion compared to $1.44 billion in fiscal 2023.
•Architectural Framing Systems Segment net sales were $601.7 million compared to $649.8 million in fiscal 2023.
•Architectural Glass Segment net sales were $378.4 million compared to $316.6 million in fiscal 2023.

Earnings	•Diluted earnings per share of $4.51 compared to $4.64 in fiscal 2023.

Operating Income
•Consolidated operating income was $133.8 million compared to $125.8 million in fiscal 2023.
•Architectural Framing Systems Segment operating income was $64.8 million compared to $81.9 million in fiscal 2023.
•Architectural Glass Segment operating income was $68.0 million compared to $28.6 million in fiscal 2023.

Operating Margin	•Operating margin was 9.4% compared to 8.7% in fiscal 2023.

Cash Flow	•Net cash provided by operating activities in fiscal 2024 was $204.2 million, compared to $102.7 million in fiscal 2023.

Shareholder Return
•We repurchased 279,916 shares of our common stock during fiscal 2024 at a total cost of $11.8 million.
•We paid dividends totaling $21.1 million during fiscal 2024 and increased our quarterly cash dividend 4% to $0.25 per share during the fourth quarter of fiscal 2024, our eleventh consecutive year with a dividend increase.
•We delivered annualized total shareholder return (TSR) of 27.12%, 12.10% and 7.04% over the past one-year, five-years and ten-years, respectively.

Executive Compensation Philosophy and Practices. Our compensation programs are designed to attract, motivate and retain executive talent to achieve success in both the short-term and long-term for our Company; pay for sustainable performance in an ever-changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect changes in our business strategy and evolving executive compensation practices.

Our Executive Compensation Practices: (What We Do)	Beginning on Page	Executive Compensation Practices We Have Not Implemented or Have Discontinued: (What We Don’t Do)	Beginning on Page

We seek alignment of pay and performance each year. A significant portion of our compensation program is performance-based through the use of our short-term and long-term incentive plans.	39	Other than an initial employment agreement with Mr. Silberhorn and an offer letter with Mr. Osberg when they were hired, we do not have employment contracts for our Named Executive Officers.	53
We review “tally sheets” and realizable pay and performance for our Named Executive Officers and use that information as a factor in making compensation decisions.	44	We generally do not pay annual incentive compensation if our Company is not profitable for the year.	46
We mitigate undue compensation risk by utilizing caps on potential payments, multiple financial performance metrics, and different metrics for our annual cash incentives and long-term performance awards, as well as having robust Board and Board Committee processes to identify and manage risk.	55	We do not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.	55
We have change-in-control severance agreements with all of our Named Executive Officers that provide benefits only upon a “double trigger.”	68	We do not provide for excise tax “gross-ups” or “single triggers” in our change-in-control severance agreements.	68
We have adopted share ownership guidelines, and we review compliance annually.	54	We do not reprice underwater stock options or stock appreciation rights.
We evaluate share utilization by annually reviewing overhang and burn rates.	45	We do not pay dividends during the restricted periods on unvested equity awards made pursuant to our 2019 Stock Incentive Plan.	50
The Compensation Committee benefits from its utilization of a compensation consulting firm that fully meets the stringent independence requirements under the final rules of the Dodd-Frank Act.	44	The Compensation Committee affirmatively concludes that its compensation consultant is independent on an annual basis.	44
We have clawback policies that comply with Nasdaq listing standards and go beyond that to cover a broader population of participants in our executive compensation program.	54	We do not provide tax reimbursement or tax “gross-ups” on any perquisites.	53
We have an anti-hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities, and an anti-pledging policy that prohibits executive officers and directors from pledging our shares as collateral for indebtedness.	54

Our Executive Compensation Program. Total compensation for our executive officers includes a mix of short-term and long-term incentive compensation, and fixed and performance-based compensation. The charts below illustrate the fiscal 2024 target mix of short-term and long-term incentives, and fixed and performance-based compensation, for Mr. Silberhorn and our Other Named Executive Officers. This information is used by the Committee as a guideline in making compensation awards for our Named Executive Officers.

Fiscal 2024 Target Compensation Mix Chief Executive Officer

Short Term 42%	21%	Salary

	21%	Annual Cash Incentive at Target

Long Term 58%	23%	Restricted Stock Awards with Service-Based Vesting

	35%	Performance Awards at Target

Fiscal 2024 Target Compensation Mix Average - Other Named Executive Officers

Short Term 58%	36%	Base Salary

	22%	Annual Cash Incentive at Target

Long Term 42%	21%	Restricted Stock Award with Service-Based Vesting

	21%	Performance Awards at Target

The Role of Shareholder Vote on Say on Pay Proposal. Our Company provides our shareholders with the opportunity to cast an advisory vote on our Say on Pay Proposal annually. At our Company’s 2023 Annual Meeting of Shareholders held on June 21, 2023, 96.25% of the votes cast on the Say on Pay Proposal were voted in favor of ratification of the proposal. The Committee did not make any changes to its programs in response to this vote. The Committee will consider the outcome of our Company’s Say on Pay Proposal when making future compensation decisions.
The Role of Shareholder Vote on Say on Frequency Proposal. At our Company's 2023 Annual Meeting of Shareholders held on June 21, 2023, the majority of the votes cast on the Say on Frequency Proposal were voted in favor of an annual Say on Pay vote. The Company will continue to provide our shareholders with the opportunity to cast an advisory vote on our Say on Pay Proposal annually.
Highlights of Fiscal 2024 Compensation Actions. The following section highlights the Committee’s key compensation decisions for fiscal 2024. These decisions were made after the Committee reviewed compensation data provided by its independent compensation consultant.
•Base Salaries. For fiscal 2024, Mr. Silberhorn, our Chief Executive Officer received a base salary increase of 7.14%. Among our Other Named Executive Officers, Messrs. Longman, Dobler and Jewell received base salary increases ranging from 3.23% to 4.92%. Mr. Osberg, who joined the Company during fiscal 2024, did not receive a base salary increase. See "Fiscal 2024 Individual Compensation Actions" beginning on page 45 for a discussion of factors considering in establishing base salaries and subsequent increases.
•Annual Cash Incentive Payouts. Our annual cash incentive awards are designed to reward achievement of financial goals established in our annual operating plan. For Messrs. Silberhorn, Osberg and Dobler, whose payouts were based on consolidated performance metrics, the fiscal 2024 annual cash incentive paid out at 163.86% of target. For Messrs. Longman and Jewell, whose payouts were based on segment as well as consolidated performance metrics, the fiscal 2024 annual cash incentive paid out at 197.25% and 47.25% of target, respectively. See “Fiscal 2024 Annual Cash Incentive Payouts” on page 47 for a discussion of the metrics, goals and amounts paid to our Named Executive Officers for our annual cash incentive awards in fiscal 2024.
•Long-Term Incentive Awards. Our long-term incentive program for Messrs. Osberg, Longman, Dobler and Jewell is comprised of: (i) 50% time-based restricted stock awards that vest ratably over three years; and (ii) 50% performance awards with a three-year performance period, which settle 50% in cash and 50% in stock and are paid out at the end of the period based on the Company’s three-year average Adjusted ROIC over the performance period. Mr. Silberhorn's long-term incentive award in fiscal 2024 consisted of 40% time-based restricted stock and 60% performance awards with terms consistent with those provided to our Other Named Executive Officers. In fiscal 2024, Mr. Silberhorn received a restricted stock award valued at $990,010 and a performance award with a target payout of $1,484,985 and Messrs. Osberg, Longman, Dobler and Jewell received stock awards with values ranging from $274,553 to $1,072,512 and performance awards with target payouts ranging from $249,597 to $472,501. See "Long-Term Incentive Compensation" beginning on page 50 for additional information about our long-term incentive program and fiscal 2024 awards.
•Reassignment Grants. In connection with the reassignments of Mr. Jewell to President, Architectural Glass Segment, and Mr. Longman to President, Architectural Framing Systems Segment, effective as of October 18, 2023, the Company granted them each time-based restricted stock awards with a grant date fair value of $95,546, that was included in the Stock Awards column for fiscal 2024 in the "Summary Compensation Table" beginning on page 56. Assuming continued employment with the Company, one-half of the restricted shares will vest annually over two years, starting on the one-year anniversary of the appointments.
•Interim Chief Financial Officer Transition. Mr. Augdahl served as our Interim Chief Financial Officer and then Vice President, Finance, of the Glass Segment for the first three months of fiscal 2024. Then for the last nine months of fiscal 2024, he began participating in our executive compensation program when he was appointed Chief Accounting Officer on June 21, 2023. He received a base salary increase of 20.29% for fiscal 2024 that included a 16.1% increase for his appointment as Chief

Accounting Officer. He received an annual cash incentive paid out at 150.00% of target as Vice President, Finance of the Glass Segment, and an annual cash incentive paid out at 163.86% of target as Chief Accounting Officer. He received long-term incentive awards of time-based restricted stock with grant date fair values of $258,141, and a performance award with a target payout of $94,219 with terms consistent with those provided to the Other Named Executive Officers. In consideration for his service as our Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, Mr. Augdahl received a cash bonus of $250,000 after the end of fiscal 2023 that was included in the Bonus column for fiscal 2023 in the "Summary Compensation Table" beginning on page 56, and a restricted stock award on April 19, 2023 with a grant date fair value of $150,020 that was included in the Stock Awards column for fiscal 2024. The restricted stock award vests over three years in equal annual installments on April 30, 2024; April 30, 2025; and April 30, 2026. In connection with his promotion to Chief Accounting Officer, Mr. Augdahl received a restricted stock award on June 21, 2023 with a grant date fair value of $52,547 that was included in the Stock Awards column for fiscal 2024. The restricted stock award vests over three years in annual installments on June 21, 2024; April 30, 2025; and April 30, 2026.
•New Chief Financial Officer Appointment. In connection with Mr. Osberg's appointment as Executive Vice President and Chief Financial Officer effective April 28, 2023, the Company and Mr. Osberg entered into an Offer Letter Agreement (the "Offer Letter"). Pursuant to the terms of the Offer Letter, Mr. Osberg is entitled to an initial annual base salary of $630,000 per year and a one-time sign-on bonus of $150,000 (which was subject to repayment if Mr. Osberg left the Company during the first 12 months of his employment). This bonus was included in the Bonus column for fiscal 2024 in the "Summary Compensation Table" beginning on page 56. The Offer Letter also provided for the grant to Mr. Osberg of $600,000 worth of restricted shares of the Company's stock, based on the closing price on Mr. Osberg's hire date, that was included in the Stock Awards column for fiscal 2024 in the "Summary Compensation Table" beginning on page 56. Based on continued employment with the Company, such restricted shares vested 30% 12 months after his hire date, and the remaining 70% will vest 24 months after his hire date. Mr. Osberg participates in the Company’s annual cash incentive plan, with a target cash incentive of 75% of base salary that will be prorated based on his hire date. He receives long-term incentive awards of time-based restricted stock valued at 75% of base salary, and a performance award with a target payout of 75% of base salary, with terms consistent with those provided to the Other Named Executive Officers.

Overview of Primary Compensation Elements
The table below provides an overview of the three primary compensation elements of our executive compensation program in fiscal 2024.

Compensation Element	Objective	How Determined	Market Positioning(1)	How Impacted by Performance
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs.	Individual performance, experience, tenure, competitive market data and trends, internal equity and executive potential.	Targeted to be around the 50th percentile of base salary and benefits for comparable roles at peers.	Adjusted based on factors including individual performance.
Annual Cash Incentive Compensation (Short-Term Incentive)	Create an incentive for the achievement of pre-defined annual Company financial performance results.	A percentage of base salary based on competitive market data and trends, and internal equity. For actual bonus payouts – performance against pre-established criteria in our annual cash incentive plan.	Targeted to be slightly below the 50th percentile for total cash compensation.	Payout dependent on achievement of one-year Company financial performance goals.
Long-Term Incentive Compensation(2) •Restricted Stock (50%); and •Performance Awards (50%)	Align the interests of executives with shareholders and focus executives on achieving long-term sustained performance, entrepreneurship and delivery of quality products and services, while creating appropriate retention incentives through the use of multi-year vesting schedules.	Individual performance, company performance, market data and trends, internal equity and executive potential. New hire, promotion and special awards. Internal equity and market data and trends.	Targeted generally to be at or slightly above the 50th percentile for target performance.	Performance that increases our stock price increases the value of the restricted stock awards and the stock settled portion of the performance awards.
___________________________
(1)Actual pay levels may be above or below the targeted level depending on actual performance.
(2)In fiscal 2024, Mr. Silberhorn’s long-term incentive awards consisted of 40% time-based restricted stock and 60% as a performance award.
Compensation Process
Our executive compensation program is evaluated annually taking into consideration changes to our business strategy and annual operating plan, the economy and our competitive marketplace, a robust strategic goal setting process, and evolving executive compensation practices.
During the first quarter of each fiscal year, the performance of each of our Named Executive Officers is evaluated based on a subjective assessment of: (i) their executive leadership; (ii) enterprise competencies; and (iii) achievement of agreed-upon individual business objectives for the just-completed fiscal year. The annual performance evaluation of our Chief Executive Officer is administered by our Nominating and Corporate Governance Committee, with all non-employee directors participating in the performance evaluation, and the results of the Chief Executive Officer’s annual performance evaluation is reviewed by the Committee and our full Board. Our Chief Executive Officer conducts or participates in the annual performance evaluation of our Other Named Executive Officers and reviews the results with members of the Committee.

In establishing the elements and levels of compensation for a fiscal year, the Committee considers the annual performance evaluations of our Named Executive Officers and reviews its compensation consultant’s independent analyses of compensation based on comparable positions, using both published survey sources and company peer group data to determine our competitive positioning relative to the market. Our Chief Executive Officer makes recommendations to the Committee on compensation for our Other Named Executive Officers, but does not participate in the determination of his own compensation.
The Committee continuously monitors our compensation programs and annually reviews a compensation “tally sheet,” which lists total direct compensation (base salary, annual cash incentive compensation, and long-term incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through our Company equity and retirement plans for our Named Executive Officers; however, the compensation tally sheets are not used to make actual pay decisions. The Committee assesses historical pay and performance to ensure continued alignment of our compensation programs.
Consulting Assistance, Peer Group and Competitive Market
Compensation Consultant Independence. The Compensation Committee has the authority to retain independent compensation consultants to provide counsel and advice regarding compensation levels for our executive officers and related matters. The Committee retained the services of Willis Tower Watson (“WTW”) for fiscal 2024. The compensation consultant reports directly to the Committee, and the Committee can replace the compensation consultant or hire additional consultants at any time. During fiscal 2024, WTW attended each Committee meeting in person or by video conference, including executive sessions as requested, and consulted with the Chair of the Committee between meetings.
As required under the Dodd-Frank Act, the Committee has analyzed whether the work of WTW, as its compensation consultant, raises any conflict of interest, taking into consideration the following factors under the Nasdaq listing rules: (i) WTW does not provide any other services to our Company, except that WTW provided brokerage services for the Company’s property insurance and surety bonds in exchange for fees less than $120,000 in fiscal 2024; (ii) the amount of fees from our Company paid to WTW is less than 1% of WTW’s total revenue; (iii) WTW’s policies and procedures are designed to ensure independence; (iv) neither WTW, nor any member of its consulting team, has any business or personal relationship with any executive officer of our Company, and no member of their consulting team has any business or personal relationship with any member of the Committee; and (v) neither WTW, nor any member of its consulting team, owns any stock of our Company.
The Committee has determined, based on its analysis of the above factors, that WTW is independent of our Company and the work of WTW (and the individual compensation advisors employed by WTW) as compensation consultants to the Committee, and the additional services provided by WTW, have not created a conflict of interest. The Committee will continue to annually monitor the independence of its compensation consultant.
Peer Group. The selection criteria identified for determining and reviewing our Company’s peer group generally include:
•Companies with revenue within a similar range (0.33 to 3.0 multiple).
•Companies with market capitalization within a similar range (0.33 to 3.0 multiple).
•Companies with market capitalization to revenue ratio of 0.5 or greater.
•Companies in the same or similar industries.
•Companies with business model similarity, which may include the following:
–Coatings for special purposes;
–Construction materials, primarily for commercial or industrial applications;
–Specialized/customized product lines;
–Heavy-duty manufacturing operations and project-directed manufacturing; and
–Project-based businesses.
•Companies in the same geographic location (to a lesser degree).

•Companies included in the prior-year peer group, to help ensure year-over-year consistency (where appropriate).
Based on the foregoing selection criteria, LCI Industries was replaced by Insteel Industries, Inc. for fiscal 2024.
The following 15 firms served as the Company’s peer group for fiscal 2024.

•American Woodmark Corporation	•H.B. Fuller Company
•Armstrong World Industries, Inc.	•Insteel Industries, Inc.
•AZZ Inc.	•Masonite International Corporation
•Eagle Materials Inc.	•PGT Innovations, Inc.
•EnPro Industries, Inc.	•Quaker Chemical Corporation
•Gibraltar Industries, Inc.	•Quanex Building Products Corporation
•Graco Inc.	•Tennant Company
•Griffon Corporation
Competitive Market. The Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of the peer group companies and compensation surveys that contain market compensation information for similarly-sized organizations. The information on the competitive market is used by the Committee:
•As an input in designing our compensation plans and philosophy;
•As an input in assessing and developing base salary adjustments, annual cash incentive targets and long-term incentive ranges;
•To benchmark the form and mix of long-term incentive awards;
•To assess the competitiveness of total direct compensation awarded to our Named Executive Officers and certain of our other executives; and
•To benchmark dilution and overhang levels (dilutive impact on our shareholders of equity compensation) and annual burn rate (the aggregate shares awarded as a percentage of total outstanding shares).
Fiscal 2024 Individual Compensation Actions
Base Salary. Base salary reflects a fixed portion of the overall compensation package and is the base amount from which certain other compensation elements are determined. In making salary adjustments, the Committee considers the executive’s base salary relative to the market, our compensation philosophy and other factors, such as individual performance against business plans, leadership, initiatives, experience, knowledge and job criticality. For fiscal 2024, our Chief Executive Officer received a base salary increase of 7.14%. Messrs. Longman, Dobler, and Jewell received base salary increases ranging from 3.23% to 4.92%, and Mr. Augdahl received base salary increases totaling 20.29% that included a 16.1% increase for his appointment as Chief Accounting Officer. Mr. Osberg, who joined the Company during fiscal 2024, did not receive a base salary increase.

Below is information on the base salaries of our Named Executive Officers for fiscal 2024.

Base Salary
Name	Fiscal 2024 Base Salary ($)	Percent Increase in Fiscal 2024 vs 2023 (%)
Ty R. Silberhorn	900,000	7.14
Matthew J. Osberg	630,000	N/A
Nicholas C. Longman	448,000	4.92
Curtis J. Dobler	416,000	3.23
Brent C. Jewell	443,000	3.99
Mark R. Augdahl	335,000	20.29
Annual Cash Incentive Compensation. Annual cash incentive awards create an incentive for achievement of annual financial performance results. These results are measured against objective financial goals set forth in the annual operating plan approved by our Board of Directors.
The awards may be earned below or above target based on the achievement of one or more additional predetermined, objective performance goals based on the annual operating plan approved by our Board of Directors. At least one of the predetermined, objective performance goals must be met at the threshold level in order for any annual cash incentive to be paid to an executive.
Generally, if actual results are below threshold performance level for all performance goals or the Company is not profitable, the payout will be zero. If the threshold performance level for one or more, but not all, performance goals is achieved, less than 50% of the target award will be earned based on the weighting allocated to that specific performance goal. If the threshold performance level for all performance goals is achieved, 50% of the target award will be earned; if target performance level for all performance goals is achieved, 100% of the target award will be earned; and if maximum performance level for all performance goals is achieved, 200% of the target award will be earned. For any performance between these levels, awards will be interpolated.
For the first three months of fiscal 2024 when he acted as Interim Chief Financial Officer and then Vice President, Finance, of the Glass Segment, Mr. Augdahl had two predetermined, objective performance goals and one goal based on achievement of personal goals. The Glass Segment's Adjusted EBIT performance goal had to be met at the threshold level for Mr. Augdahl to earn any payout based on the Glass Segment's net sales performance. If maximum performance level for all goals was achieved, Mr. Augdahl would earn 150% of the target award. For the remaining nine months of fiscal 2024, after he was appointed as Chief Accounting Officer, Mr. Augdahl's annual cash incentive compensation had the same payout ranges as described in the previous paragraphs for our Other Named Executive Officers.

Fiscal 2024 Annual Cash Incentive Payouts. The tables below set forth certain information with respect to the fiscal 2024 annual cash incentive award payout ranges as a percentage of the fiscal 2024 salary for our Named Executive Officers.

Fiscal 2024 Annual Cash Incentive Compensation Ranges
Name	Threshold Payout as a Percentage of Fiscal 2024 Salary (%)(1)		Target Payout as a Percentage of Fiscal 2024 Salary (%)(2)		Maximum Payout as a Percentage of Fiscal 2024 Salary (%)(3)
Ty R. Silberhorn	12.50		100.00		200.00
Matthew J. Osberg(4)	7.81		62.50		125.00
Nicholas C. Longman	7.50		60.00		120.00
Curtis J. Dobler	7.50		60.00		120.00
Brent C. Jewell	7.50		60.00		120.00
Mark R. Augdahl	0.78	(5)	12.50	(5)	18.75	(5)
	4.69	(6)	37.50	(6)	75.00	(6)
___________________________
(1)Assumes threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. If actual results are below threshold performance level for all performance goals, the payout will be zero.
(2)Assumes target performance level is achieved for all performance goals.
(3)Assumes maximum performance level is achieved or exceeded for all performance goals.
(4)Mr. Osberg's actual payout is prorated based on his partial year of service, beginning on April 28, 2023.
(5)For the first three months of fiscal 2024, when Mr. Augdahl was acting as Interim Chief Financial Officer and then Vice President, Finance of the Glass Segment.
(6)For the last nine months of fiscal 2024, when Mr. Augdahl was acting as Chief Accounting Officer and participated in the executive compensation program.
The following table outlines the performance goals, weighting and performance levels and actual performance achievement for the fiscal 2024 performance cycle for all Named Executive Officers except for Messrs. Augdahl, Jewell and Longman whose goals for serving as segment leaders are shown in the tables below this one.

Fiscal 2024 Annual Cash Incentive Performance Levels and Actual Performance – Messrs. Silberhorn, Osberg and Dobler
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Consolidated Net Sales	25	1,354.000	1,436.000	1,542.000	1,416.942	88.38
Consolidated Adjusted EBIT	75	121.000	132.600	145.000	143.638	189.01
The following two tables outline the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2024 performance cycle for Mr. Augdahl. One table calculates the incentive for the first three months of the fiscal year when Mr. Augdahl acted as Interim Chief Financial Officer and then Vice President, Finance, for the Glass Segment, and the second table calculates the incentive for the last nine months of fiscal 2024 when Mr. Augdahl acted as Chief Accounting Officer.

First Three Months of Fiscal 2024 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Augdahl
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Glass Segment Net Sales	12.50	316.600	338.000	351.500	378.449	150.00
Glass Segment Adjusted EBIT	37.50	29.200	34.000	37.200	65.783	150.00
Personal Goals	50.00	N/A	N/A	N/A	N/A	150.00

Last Nine Months Fiscal 2024 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Augdahl
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Consolidated Net Sales	25.00	1,354.000	1,436.000	1,542.000	1,416.942	88.38
Consolidated Adjusted EBIT	75.00	121.000	132.600	145.000	143.638	189.01
The following table outlines the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2024 performance cycle for Mr. Jewell, whose annual cash incentive is based on a combination of consolidated performance goals and performance goals for the AFS Segment. Mr. Jewell was appointed to President of the Glass Segment on October 18, 2023. However, his fiscal 2024 annual cash incentive metrics did not change as a result of the appointment.

Fiscal 2024 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Jewell
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Consolidated Adjusted EBIT	25	121.000	132.600	145.000	143.638	189.01
AFS Segment Net Sales	25	610.800	645.800	688.800	601.736	—
AFS Segment Adjusted EBIT	50	74.500	78.900	86.800	70.803	—
The following table outlines the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2024 performance cycle for Mr. Longman, whose annual cash incentive is based on a combination of consolidated performance goals and performance goals for the Glass Segment. Mr. Longman was appointed to President of the AFS Segment on October 18, 2023. However, his fiscal 2024 annual cash incentive metrics did not change as a result of the appointment.

Fiscal 2024 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Longman
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Consolidated Adjusted EBIT	25	121.000	132.600	145.000	143.638	189.01
Glass Segment Net Sales	25	316.600	338.000	351.500	378.449	200.00
Glass Segment Adjusted EBIT	50	29.200	34.000	37.200	65.783	200.00

The following table sets forth certain information with respect to the fiscal 2024 annual cash incentive compensation payouts for each of our Named Executive Officers.

	Fiscal 2024 Annual Cash Incentive Payouts
	Performance Goals		Target Payout Opportunity		Actual Payout
Name	Metric	Weighting (%)	Percent of Fiscal 2024 Salary (%)	Amount ($)	Percent of Target (%)	Formula Payout Amount ($)	Percent of Fiscal 2024 Salary (%)
Ty R. Silberhorn	Consolidated Net Sales	25.0	25.00	225,000	88.38	198,900	22.10
	Consolidated Adjusted EBIT	75.0	75.00	675,000	189.01	1,275,840	141.76
		100.0	100.00	900,000	163.86	1,474,740	163.86
Matthew J. Osberg(1)	Consolidated Net Sales	25.0	15.62	98,406	88.38	87,019	13.81
	Consolidated Adjusted EBIT	75.0	46.88	295,344	189.01	558,180	88.60
		100.0	62.50	393,750	163.86	645,199	102.41
Nicholas C. Longman	Consolidated Adjusted EBIT	25.0	15.00	67,200	189.01	127,008	28.35
	Glass Segment Net Sales	25.0	15.00	67,200	200.00	134,400	30.00
	Glass Segment Adjusted EBIT	50.0	30.00	134,400	200.00	268,800	60.00
		100.0	60.00	268,800	197.25	530,208	118.35
Curtis J. Dobler	Consolidated Net Sales	25.0	15.00	62,400	88.38	55,162	13.26
	Consolidated Adjusted EBIT	75.0	45.00	187,200	189.01	353,833	85.06
		100.0	60.00	249,600	163.86	408,995	98.32
Brent C. Jewell	Consolidated Adjusted EBIT	25.0	15.00	66,450	189.01	125,591	28.35
	AFS Segment Net Sales	25.0	15.00	66,450	—	—	—
	AFS Segment Adjusted EBIT	50.0	30.00	132,900	—	—	—
		100.0	60.00	265,800	47.25	125,591	28.35
Mark R. Augdahl	Glass Segment Net Sales(2)	12.50	1.56	4,508	150.00	6,762	2.34
	Glass Segment Adjusted EBIT(2)	37.50	4.69	13,523	150.00	20,285	7.03
	Personal Goals(2)	50.00	6.25	18,031	150.00	27,047	9.38
	Subtotal(2)	100.00	12.50	36,062	150.00	54,094	18.75
	Consolidated Net Sales	25.00	9.38	31,406	88.38	27,763	8.29
	Consolidated Adjusted EBIT	75.00	28.13	94,219	189.01	178,086	53.16
	Subtotal(3)	100.00	37.50	125,625	163.86	205,849	61.45
	Total	N/A	50.00	161,687	160.40	259,943	80.20
___________________________
(1)Mr. Osberg's actual payout is prorated based on his partial year of service, beginning on April 28, 2023.
(2)Based on Mr. Augdahl's salary for the period Mr. Augdahl was acting as Interim Chief Financial Officer and then Vice President, Finance for the Glass Segment.
(3)Based on Mr. Augdahl's salary for the period after which Mr. Augdahl was appointed Chief Accounting Officer.

Consolidated and Segment Adjusted EBIT are non-GAAP measures which are further defined on page 37, and reconciled to GAAP operating income in Appendix A to this Proxy Statement.
Segment net sales is defined as net sales for a certain segment and includes revenue related to intersegment transactions.
Long-Term Incentive Compensation. Our long-term incentive program is designed to align the interests of executives with shareholders and to focus executives on the achievement of long-term sustained performance, entrepreneurship, and delivery of quality products and services, while creating appropriate retention incentives through the use of multi-year vesting schedules.
In fiscal 2024, our long-term incentive program for our Named Executive Officers (other than Mr. Silberhorn) was comprised of 50% time-based restricted stock awards and 50% performance awards with a three-year performance period, each described in more detail below. Mr. Silberhorn’s long-term incentive award in fiscal 2024 consisted of 40% time-based restricted stock and 60% as a performance award.
Dividends or other distributions (whether cash, stock or otherwise) with respect to the awards will accrue during the three-year vesting or other performance period and will be paid only on the shares earned at the end of the period when shares are issued.
Restricted Stock Awards. Each year, the Committee approves a time-based restricted stock award for each executive with a preliminary target fixed dollar value based on a percentage of base salary, after reviewing long-term incentives for comparable roles at peer companies, based on data provided by the independent compensation consultant. For our Chief Executive Officer, the Committee determines the award’s value after considering the results of our Chief Executive Officer’s most recent annual performance evaluation. For our Other Named Executive Officers, our Chief Executive Officer recommends to the Committee increases or decreases in the award’s value based on the executive’s contributions to the Company’s performance, future leadership potential, and subjective evaluation of their individual performance for the just completed fiscal year.
Restricted stock awards are granted under the 2019 Stock Incentive Plan, and they generally vest in three equal annual installments commencing on April 30 of the year following the date of the award. Upon issuance of the restricted stock, each holder is entitled to the rights of a shareholder, including the right to vote the shares of restricted stock. Restricted stock awards issued pursuant to the 2019 Stock Incentive Plan accrue dividends and other distributions during the vesting period, which will be paid only if the restricted stock vests. The following table summarizes the restricted stock awards granted to each of the Named Executive Officers in fiscal 2024.

Fiscal 2024 Restricted Stock Awards
Name	Restricted Stock Awarded (#)	Value of Award ($)(1)	Percentage of Fiscal 2024 Salary (%)	Grant Price ($)(2)
Ty R. Silberhorn	22,490	990,010	110.00	44.02
Matthew J. Osberg(3)	25,200	1,072,512	170.24	42.56
Nicholas C. Longman(4)	9,528	418,125	93.33	43.43 - 44.02
Curtis J. Dobler	6,237	274,553	66.00	44.02
Brent C. Jewell(4)	8,842	387,927	87.57	43.43 - 44.02
Mark R. Augdahl(5)	5,945	258,141	77.06	41.75 - 44.02
___________________________
(1)The value of the award was calculated by multiplying the number of shares of restricted stock awarded by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. The annual long-term incentive awards were made on April 19, 2023 for the Named Executive Officers except for Mr. Osberg, and for Mr. Osberg, on his April 28, 2023 hire date.
(2)The closing price of our common stock on the Nasdaq Global Select Market on the date of grant.
(3)In addition to Mr. Osberg's long-term incentive award described in footnote (1), the Offer Letter also provided for the grant to Mr. Osberg of $600,000 worth of time-based restricted shares of the Company's stock, based on the closing price on Mr. Osberg's April 28, 2023 hire date.

(4)In addition to their annual long-term incentive awards described in footnote (1), in connection with the reassignments of Mr. Jewell to President of the Glass Segment, and Mr. Longman to President of the AFS Segment, effective as of October 18, 2023, the Company granted them each 2,200 restricted shares with a grant date fair value of $43.43. Assuming continued employment with the Company, one-half of the restricted shares will vest annually over two years, starting on the one-year anniversary of the appointments.
(5)Included in his annual long-term incentive award described in footnote (1), in consideration for his service as our Interim Chief Financial Officer, Mr. Augdahl received a restricted stock award on April 19, 2023 with a grant date fair value of $150,020. The restricted stock award vests over three years in equal annual installments on April 30, 2024; April 30, 2025; and April 30, 2026. In connection with his promotion to Chief Accounting Officer, Mr. Augdahl received a restricted stock award on June 21, 2023 with a grant date fair value of $52,427. The restricted stock award vests over three years in annual installments on June 21, 2024; April 30, 2025; and April 30, 2026.
Performance Awards. During fiscal 2022, our Compensation Committee adopted a new long-term incentive plan for our executive officers which includes performance awards with a three-year performance period. The Compensation Committee issues performance awards annually, with a new, overlapping three-year performance period beginning with each fiscal year’s award. The Compensation Committee adopted the three-year performance awards to replace the two-year end-to-end awards that the Company historically issued (other than in fiscal 2021, when the Compensation Committee awarded stock options because the Compensation Committee did not believe it could establish effective long-term financial performance goals due to the uncertainty created by the COVID-19 pandemic) to better align the Company’s long-term incentive plan with market practice and the Company’s strategic plan and financial performance goals.
The Compensation Committee awarded performance awards with a three-year performance period of fiscal 2024 – 2026 to the Named Executive Officers. All performance awards were granted under the 2019 Stock Incentive Plan. The performance metric for the awards is average Adjusted ROIC over the three-year performance period, with a target average Adjusted ROIC of 14.64%. The performance awards will settle 50% in cash and 50% in stock. The following table sets forth payout ranges as a percentage of salary at threshold, target and maximum performance with respect to our fiscal 2024 – 2026 performance awards.

Fiscal 2024 – 2026 Performance Award Payout Ranges(1)
	Threshold Payout(2)		Target Payout(3)		Maximum Payout(4)
Name	Award Amount ($)	As a Percentage of Fiscal 2024 Salary (%)	Award Amount ($)	As a Percentage of Fiscal 2024 Salary (%)	Award Amount ($)	As a Percentage of Fiscal 2024 Salary (%)
Ty R. Silberhorn	742,515	82.50	1,484,985	165.00	2,969,971	330.00
Matthew J. Osberg	236,272	37.50	472,501	75.00	945,001	150.00
Nicholas C. Longman	134,419	30.00	268,793	60.00	537,586	120.00
Curtis J. Dobler	124,820	30.00	249,597	60.00	499,193	120.00
Brent C. Jewell	132,920	30.00	265,796	60.00	531,593	120.00
Mark R. Augdahl	47,132	14.07	94,219	28.13	188,438	56.25
___________________________
(1)All award amounts reflected in the table are for the performance period of fiscal 2024 through 2026. The value of the awards reflects the number of shares granted at the performance level multiplied by the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of grant plus the amount of cash.
(2)Assumes threshold performance level is achieved for the performance goal.
(3)Assumes target performance level is achieved for the performance goal.
(4)Assumes maximum performance level is achieved for the performance goal.

Fiscal 2022 – 2024 Performance Award Payouts. Performance awards having a three-year performance period through the end of fiscal 2024 were settled 50% in shares and 50% in cash. The performance metric for the awards was average Adjusted ROIC over the three-year performance period, with a target average Adjusted ROIC of 10.33. The following table outlines the threshold, target and maximum for these performance awards, as well as actual performance and the percentage of the performance awards achieved. Performance was above the maximum level for the three-year performance period.

Fiscal 2022 – 2024 Performance Goals
Performance Metric	Weight (%)	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance (%)	Percentage Performance Achieved (%)
Average Adjusted ROIC	100.00	8.40	10.33	11.00	11.80	200.00
Adjusted ROIC is a non-GAAP measure which is further defined on page 37, and reconciled to GAAP operating income in Appendix A to this Proxy Statement.

Fiscal 2022 – 2024 Performance Share Payout
Name	Target Level of Shares (#)	Additional Shares Issued (#)	Total Performance Share Payout (#)(1)	Market Value of Total Performance Share Payout ($)(2)
Ty R. Silberhorn	17,286	17,286	34,572	2,003,447
Matthew J. Osberg(3)	N/A	N/A	N/A	N/A
Nicholas C. Longman	2,372	2,372	4,744	274,915
Curtis J. Dobler	3,397	3,397	6,794	393,712
Brent C. Jewell	3,630	3,630	7,260	420,717
Mark R. Augdahl(4)	N/A	N/A	N/A	N/A
___________________________
(1)Equals the sum of the "Target Level of Shares" and "Additional Shares Issued" columns.
(2)The market value of the total performance share payout is calculated by multiplying the closing price ($57.95) of our common stock on the Nasdaq Global Select Market on April 19, 2024, the date the Compensation Committee approved the final award, with the total performance share payout.
(3)Mr. Osberg was not employed by the Company until April 28, 2023, and therefore did not receive a fiscal 2022 – 2024 performance award.
(4)Mr. Augdahl was not an executive officer of the Company in fiscal 2022, and therefore did not receive a fiscal 2022 – 2024 performance award.

Fiscal 2022 – 2024 Performance Cash Payout
Name	Target Level ($)	Additional Amount Earned ($)	Total Performance Cash Payout ($)(1)
Ty R. Silberhorn	600,000	600,000	1,200,000
Matthew J. Osberg(2)	N/A	N/A	N/A
Nicholas C. Longman	90,000	90,000	180,000
Curtis J. Dobler	117,900	117,900	235,800
Brent C. Jewell	126,000	126,000	252,000
Mark R. Augdahl(3)	N/A	N/A	N/A
___________________________
(1)Equals the sum of the "Target Level" and "Additional Amount Earned" columns.
(2)Mr. Osberg was not employed by the Company until April 28, 2023, and therefore, did not receive a fiscal 2022 – 2024 performance award.
(3)Mr. Augdahl was not an executive officer, and therefore did not receive a fiscal 2022 – 2024 performance award.
Other Benefit Programs. Our executive officers receive the same health and welfare benefits as those offered to all other full-time employees, with the exception of enhanced long-term disability benefits being offered to our executive officers. Additionally, our executive officers may participate in our voluntary non-qualified deferred compensation plan, as described under the heading “Non-Qualified Deferred Compensation” beginning on page 64.
We have entered into change-in-control severance agreements with each of our Named Executive Officers. See “Change-in-Control Severance Agreements” beginning on page 68 and “Payments Upon Termination and Change-in-Control” beginning on page 69 for more information on these arrangements.
In order to maintain market-competitive benefits and to encourage our Named Executive Officers to focus on their roles at the Company, we provide a limited number of perquisites, including the reimbursement of financial and estate planning fees of up to $2,000 annually, enhanced long-term disability benefits, payment of relocation expenses, reimbursement of annual executive health physical costs up to $3,000 annually and reimbursement of spousal travel expenses for certain Company events. We do not provide tax reimbursement or tax “gross-ups” on any perquisites.
Silberhorn Employment Agreement. In connection with his assumption of the Chief Executive Officer role, Mr. Silberhorn entered into an Employment Agreement (the “Employment Agreement”) with the Company effective as of January 4, 2021 (the “Commencement Date”).
The Employment Agreement had a three-year term, ending on January 4, 2024 (the “Term”).

Executive Stock Ownership Guidelines
We have stock ownership guidelines for our executive officers that require our Chief Executive Officer to achieve an ownership level of five times their annual base salary; our Chief Financial Officer to achieve an ownership level of three times their annual base salary; certain corporate officers and segment presidents, including Messrs. Longman, Dobler and Jewell, to achieve an ownership level of two times their annual base salaries; and other corporate officers, including Mr. Augdahl, to achieve an ownership level of one time their annual base salary. The Committee monitors compliance with our stock ownership guidelines on a regular basis. Each executive has five years from the date they become subject to the stock ownership guidelines to meet their ownership guideline. If an executive is promoted and the target is increased, an additional three-year period is provided to meet the ownership guideline. For purposes of calculating stock ownership, we include unvested shares of restricted stock but do not include unexercised stock option awards.
As of April 22, 2024, all of our active Named Executive Officers are either in compliance with the stock ownership guidelines or still within the applicable grace period for achieving these ownership levels.
Anti-Hedging and Anti-Pledging Policies
Our Board of Directors believes that the interests of our executive officers, employees and members of our Board of Directors should be aligned with the interests of our shareholders. As a result, we have adopted an anti-hedging policy that prohibits all employees and members of our Board of Directors from engaging in the purchase or sale of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our Company’s securities. Our Board of Directors has also adopted an anti-pledging policy, which states that executive officers and directors of the Company are prohibited from, directly or indirectly, pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s common stock to be subject to a margin call or otherwise be available as collateral for a margin loan. None of our Named Executive Officers have pledged shares of our common stock as collateral for personal loans or other obligations.
Clawback Policy
In October 2023, our Board of Directors adopted an incentive compensation recovery policy providing for the recovery of erroneously awarded incentive compensation in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the federal securities laws and to comply with Section 10D of the Securities Exchange Act of 1934, as amended. The Company has also adopted a similar policy for other participants of the executive compensation program. Both policies apply to incentive compensation (as defined in the policies) awarded on or after October 2, 2023. Incentive compensation received by executives before October 2, 2023 remains subject to the Company’s prior Clawback Policy dated April 30, 2014, as amended.
Tax Considerations
Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of the Company and our shareholders.
Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they comply.

Compensation Risk Analysis
During fiscal 2024 the Committee, with the assistance of its independent compensation consultant(s) and management, assessed risk in our compensation plans, practices and policies and determined that the Company’s compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. In performing this risk assessment, the Committee considered:
•The mix of fixed and variable compensation;
•The mix of short-term and long-term incentive compensation;
•The extent to which performance metrics are directly reflected in our audited financial statements or other objective reports;
•The relative weighting of the performance metrics;
•The likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods;
•The various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics that include net sales, earnings and operational metrics;
•Multiple financial performance metrics for our annual cash incentive and long-term incentive plans;
•Different financial performance metrics for our annual cash incentive and long-term incentive plans;
•Appropriate maximum caps on our annual cash incentive and long-term performance-based incentive plans and annual equity awards;
•Management stock ownership guidelines; and
•Our clawback and hedging policies.

Summary Compensation Table
The following table sets forth the total compensation for fiscal 2024, 2023 and 2022 awarded to our Named Executive Officers.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compen-sation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Ty R. Silberhorn	2024	909,231	—		1,732,495		2,674,740	—	181,931	5,498,397
Chief Executive Officer and President	2023	834,616	—		1,469,984		1,651,776	—	74,153	4,030,529
	2022	800,000	100,000	(7)	1,399,993		826,720	—	72,935	3,199,648
Matthew J. Osberg(5)	2024	535,500	150,000	(8)	1,308,763		645,199	—	35,855	2,675,317
Executive Vice President and Chief Financial Officer	2023	—	—		—		—	—	—	—
	2022	—	—		—		—	—	—	—
Nicholas C. Longman	2024	453,789	—		552,518		710,208	—	40,042	1,756,557
President Architectural Framing Systems Segment	2023	423,365	—		397,089		458,905	—	19,248	1,298,607
	2022	370,289	—		382,504		372,083	—	21,574	1,146,450
Curtis J. Dobler	2024	422,250	—		399,350		644,795	—	47,672	1,514,067
Executive Vice President, and Chief Human Resources Officer	2023	401,654	—		374,802		475,476	—	26,148	1,278,080
	2022	391,923	—		377,298		243,676	—	20,260	1,033,157
Brent C. Jewell	2024	449,231	—		520,823		377,591	—	46,924	1,394,569
President Architectural Glass Segment	2023	425,192	—		357,817		511,200	—	24,435	1,318,644
	2022	418,654	—		428,391		146,084	—	25,511	1,018,640
Mark R. Augdahl(6)	2024	323,106	—		305,252	(9)	259,943	25,890	21,000	935,191
Chief Accounting Officer Interim Chief Financial Officer	2023	277,391	250,000	(9)	54,075		193,453	2,230	12,981	790,130
	2022	—	—		—		—	—	—	—
___________________________
(1)The amounts shown in this column represent the grant date fair value of the restricted stock awards granted in fiscal 2024, 2023 and 2022. These amounts are calculated in accordance with FASB ASC Topic 718 based on the closing share price of our common stock on the date of grant. See Note 12, Share-Based Compensation, to our fiscal 2024 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2024, for assumptions made in the valuation.
The amounts for fiscal 2024 also include the grant date fair value of the target payout amounts for the unit-based portion of the fiscal 2024 – 2026 performance awards as follows: Mr. Silberhorn, $742,485; Mr. Osberg, $236,251; Mr. Longman, $134,393; Mr. Dobler, $124,797; Mr. Jewell, $132,896; and Mr. Augdahl, $47,110. The maximum payout amounts for the unit-based portion of the fiscal 2024 – 2026 performance awards are as follows: Mr. Silberhorn, $1,484,971; Mr. Osberg, $472,501; Mr. Longman, $268,786; Mr. Dobler, $249,593; Mr. Jewell, $265,793; and Mr. Augdahl, $94,220. Further information regarding the fiscal 2024 awards is included in the “Fiscal 2024 Grants of Plan-Based Awards” table beginning on page 58 and “Outstanding Equity Awards at Fiscal 2024 Year-End” table on beginning on page 60.

(2)The amounts in this column represent the amounts earned pursuant to the formula established for the fiscal 2024 annual cash incentive awards and the cash payout from the fiscal 2022 – 2024 performance awards.
(3)The amount in this column represents “above-market” earnings on non-qualified deferred compensation during fiscal 2024 in excess of 4.50%, 120% of the applicable federal rate compounded annually. During fiscal 2024, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010 pursuant to our Legacy Deferred Compensation Plan was 13.48%.
(4)The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2024.

Name	Company Matching Contributions to Defined Contribution Plans ($)(a)	Dividends Paid or Accrued on Stock Awards ($)(b)	Total All Other Compensation ($)
Ty R. Silberhorn	19,849	162,082	181,931
Matthew J. Osberg	11,411	24,444	35,855
Nicholas C. Longman	13,690	26,352	40,042
Curtis J. Dobler	17,585	30,087	47,672
Brent C. Jewell	14,027	32,897	46,924
Mark R. Augdahl	13,849	7,151	21,000
___________________________
(a)Includes the amounts we set aside or accrued during fiscal 2024 under our 401(k) Retirement Plan and Employee Stock Purchase Plan as matching contributions on our Named Executive Officers’ contributions to such plans. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Plan and Employee Stock Purchase Plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contributions ($)	Total Company Matching Contributions ($)
Ty R. Silberhorn	16,073	3,776	19,849
Matthew J. Osberg	11,411	—	11,411
Nicholas C. Longman	13,690	—	13,690
Curtis J. Dobler	13,610	3,975	17,585
Brent C. Jewell	14,027	—	14,027
Mark R. Augdahl	13,849	—	13,849
(b)Includes dividends accrued on unvested restricted stock, pursuant to our 2019 Stock Incentive Plan and dividends paid on Fiscal 2022 – Fiscal 2024 performance share awards.
(5)Mr. Osberg joined our Company on April 28, 2023.
(6)Mr. Augdahl was not a Named Executive Officer in fiscal 2022.
(7)Consists of a cash bonus paid to Mr. Silberhorn pursuant to the terms of his Employment Agreement on the first payroll date after the Commencement Date and first anniversary of the date he joined the Company.
(8)Consists of a cash bonus paid to Mr. Osberg pursuant to the terms of his Offer Letter on the first payroll date after his hire date.

(9)In consideration for Mr. Augdahl's service as our Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, after the end of fiscal 2023, Mr. Augdahl received a cash bonus of $250,000 (included in fiscal 2023 compensation) and a time-based restricted stock award with a grant date fair value of $150,020 (included in fiscal 2024 compensation).
Grants of Plan-Based Awards
The following table sets forth information for our Named Executive Officers concerning the following plan-based awards made during fiscal 2024: (i) estimated possible payouts for fiscal 2024 annual cash incentive awards; (ii) the grant date value of the restricted stock awards; and (iii) estimated possible payouts for the fiscal 2024 – 2026 performance awards.

Fiscal 2024 Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn
Fiscal 2024 annual cash incentive	4/19/2023	112,500	900,000	1,800,000	—	—	—	—	—
Restricted stock	4/19/2023	—	—	—	—	—	—	22,490	990,010
Fiscal 2024 - 2026 performance award	4/19/2023	371,250	742,500	1,485,000	8,434	16,867	33,734	—	742,485
Matthew J. Osberg
Fiscal 2024 annual cash incentive	4/28/2023	49,203	393,750	787,500	—	—	—	—	—
Restricted stock - new hire	4/28/2023	—	—	—	—	—	—	14,098	600,011
Restricted stock	4/28/2023	—	—	—	—	—	—	11,102	472,501
Fiscal 2024 - 2026 performance award	4/28/2023	118,125	236,250	472,500	2,776	5,551	11,102	—	236,251
Nicholas C. Longman
Fiscal 2024 annual cash incentive	4/19/2023	33,600	268,800	537,600	—	—	—	—	—
Restricted stock	4/19/2023	—	—	—	—	—	—	7,328	322,579
Restricted stock - reassignment	10/18/2023	—	—	—	—	—	—	2,200	95,546
Fiscal 2024 - 2026 performance award	4/19/2023	67,200	134,400	268,800	1,527	3,053	6,106	—	134,393
Curtis J. Dobler
Fiscal 2024 annual cash incentive	4/19/2023	31,200	249,600	499,200	—	—	—	—	—
Restricted stock	4/19/2023	—	—	—	—	—	—	6,237	274,553
Fiscal 2024 - 2026 performance award	4/19/2023	62,400	124,800	249,600	1,418	2,835	5,670	—	124,797

Fiscal 2024 Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brent C. Jewell
Fiscal 2024 annual cash incentive	4/19/2023	33,225	265,800	531,600	—	—	—	—	—
Restricted stock	4/19/2023	—	—	—	—	—	—	6,642	292,381
Restricted stock - reassignment	10/18/2023	—	—	—	—	—	—	2,200	95,546
Fiscal 2024 - 2026 performance award	4/19/2023	66,450	132,900	265,800	1,510	3,019	6,038	—	132,896
Mark R. Augdahl
Fiscal 2024 annual cash incentive	4/19/2023	17,957	161,687	305,343	—	—	—	—	—
Restricted stock	4/12/2023	—	—	—	—	—	—	1,334	55,695
Restricted stock - Interim CFO award	4/19/2023	—	—	—	—	—	—	3,408	150,020
Restricted stock - CAO promotion	6/21/2023	—	—	—	—	—	—	1,203	52,427
Fiscal 2024 - 2026 performance award	6/21/2023	23,555	47,109	94,218	541	1,081	2,162	—	47,110

___________________________
(1)These columns show the range of possible payouts under the fiscal 2024 annual cash incentive awards and the cash portion of the fiscal 2024 – 2026 performance awards. See “Annual Cash Incentive Compensation” beginning on page 46 and “Performance Awards” beginning on page 51.
(2)These columns show the threshold, target and maximum level of shares to be earned under the performance share unit portion of the fiscal 2024 – 2026 performance awards. See “Performance Awards” beginning on page 51.
(3)This column shows the restricted stock awards made under the long-term incentive program on April 19, 2023, except for Mr. Osberg, whose award was granted April 28, 2023. For Mr. Osberg, this column also shows his new hire grant of time-based restricted stock on April 28, 2023. For Mr. Jewell and Mr. Longman, this column also shows their reassignment grants of time-based restricted stock on October 18, 2023. For Mr. Augdahl, this column also shows his Interim Chief Financial Officer bonus and time-based restricted stock award related to his promotion to Chief Accounting Officer. See “Restricted Stock Awards” beginning on page 50.
(4)The grant date fair value of the restricted stock awards and the performance share unit portion of the performance awards were calculated in accordance with FASB ASC Topic 718 by multiplying the number of restricted shares or performance share units at target performance by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. The closing price of our common stock on the Nasdaq Global Select Market was $41.75 on the grant date of April 12, 2023; $44.02 on the grant date of April 19, 2023; $42.56 on the grant date of April 28, 2023; $43.58 on the grant date of June 21, 2023; and $43.43 on the grant date of October 18, 2023.
For a description of how these awards are treated upon termination or a change-in-control, see “Potential Payments Upon Termination or Following a Change-in-Control” beginning on page 66.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the equity awards held by our Named Executive Officers as of March 2, 2024, the last day of fiscal 2024.

Outstanding Equity Awards at Fiscal 2024 Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ty R. Silberhorn	—		—	34,572	(3)	1,973,715
	—		—	26,310	(4)	1,502,038
	—		—	33,734	(5)	1,925,874
	29,354	(6)	1,675,820	—		—
	7,683	(7)	438,622	—		—
	11,693	(9)	667,553	—		—
	22,490	(10)	1,283,954	—		—
Matthew J. Osberg	—		—	11,102	(5)	633,813
	14,098	(11)	804,855	—		—
	11,102	(12)	633,813	—		—
Nicholas C. Longman	—		—	4,744	(3)	270,835
	—		—	5,218	(4)	297,896
	—		—	6,106	(5)	348,592
	1,538	(8)	87,804	—		—
	3,653	(13)	208,550	—		—
	7,328	(10)	418,356	—		—
	2,200	(14)	125,598	—		—
Curtis J. Dobler	—		—	6,794	(3)	387,869
	—		—	4,926	(4)	281,225
	—		—	5,670	(5)	323,700
	2,491	(7)	142,211	—		—
	3,448	(13)	196,846	—		—
	6,237	(10)	356,070	—		—

Outstanding Equity Awards at Fiscal 2024 Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brent C. Jewell	—		—	7,260	(3)	414,473
	—		—	5,206	(4)	297,211
	—		—	6,038	(5)	344,709
	2,904	(7)	165,789	—		—
	3,124	(13)	178,349	—		—
	6,642	(10)	379,192	—		—
	2,200	(14)	125,598	—		—
Mark R. Augdahl	—		—	2,162	(5)	123,429
	504	(15)	28,773	—		—
	782	(16)	44,644	—		—
	1,334	(17)	76,158	—		—
	3,408	(10)	194,563	—		—
	1,203	(18)	68,679	—		—
___________________________
(1)The market value is calculated by multiplying $57.09, the closing price of our common stock on the Nasdaq Global Select Market on March 1, 2024, the last trading day of fiscal 2024, by the number of shares of restricted stock that had not vested or the number of unearned performance share unit portion of the performance awards as of March 2, 2024, the last day of fiscal 2024.
(2)Includes the performance share unit portion of the performance awards with three-year performance periods until payout. At the beginning of each performance period, the threshold, target and maximum award levels are set. Our performance award program is described under the heading “Performance Awards” beginning on page 51.
(3)Represents the performance share unit portion of performance awards made on April 20, 2021 for Messrs. Silberhorn, Dobler and Jewell, and on June 23, 2021 for Mr. Longman, for the three-year performance period beginning on the first day of fiscal 2022 and ending on the last day of fiscal 2024, which will only be earned if the predetermined goal for the performance period is met. The number of shares is equal to the maximum number of performance share units.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum of performance levels during the three-year performance period is set forth below.

		Estimated Future Payouts Based On Performance Level
Name	Performance Period	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn	Fiscal 2022 - 2024	8,643	17,286	34,572
Matthew J. Osberg	Fiscal 2022 - 2024	—	—	—
Nicholas C. Longman	Fiscal 2022 - 2024	1,186	2,372	4,744
Curtis J. Dobler	Fiscal 2022 - 2024	1,699	3,397	6,794
Brent C. Jewell	Fiscal 2022 - 2024	1,815	3,630	7,260
Mark R. Augdahl	Fiscal 2022 - 2024	—	—	—
(4)Represents the performance share unit portion of performance awards made on April 21, 2022 for Mr. Silberhorn, and on April 20, 2022 for Messrs. Longman, Dobler and Jewell, for the three-year performance period beginning on the first day of fiscal 2023 and ending on the last day of fiscal 2025, which will only be earned if the predetermined goal for the performance period is met. The number of shares is equal to the maximum number of performance share units.
For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum of performance levels during the three-year performance period is set forth below.

		Estimated Future Payouts Based On Performance Level
Name	Performance Period	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn	Fiscal 2023 - 2025	6,578	13,155	26,310
Matthew J. Osberg	Fiscal 2023 - 2025	—	—	—
Nicholas C. Longman	Fiscal 2023 - 2025	1,305	2,609	5,218
Curtis J. Dobler	Fiscal 2023 - 2025	1,232	2,463	4,926
Brent C. Jewell	Fiscal 2023 - 2025	1,302	2,603	5,206
Mark R. Augdahl	Fiscal 2023 - 2025	—	—	—
(5)Represents the performance share unit portion of performance awards made on April 19, 2023 for Messrs. Silberhorn, Longman, Dobler and Jewell; April 28, 2023 for Mr. Osberg; and June 21, 2023 for Mr. Augdahl, for the three-year performance period beginning on the first day of fiscal 2024 and ending on the last day of fiscal 2026, which will only be earned if the predetermined goal for the performance period is met. The number of shares is equal to the maximum number of performance share units.
For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum of performance levels during the three-year performance period is set forth below.

		Estimated Future Payouts Based On Performance Level
Name	Performance Period	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn	Fiscal 2024 - 2026	8,434	16,867	33,734
Matthew J. Osberg	Fiscal 2024 - 2026	2,776	5,551	11,102
Nicholas C. Longman	Fiscal 2024 - 2026	1,527	3,053	6,106
Curtis J. Dobler	Fiscal 2024 - 2026	1,418	2,835	5,670
Brent C. Jewell	Fiscal 2024 - 2026	1,510	3,019	6,038
Mark R. Augdahl	Fiscal 2024 - 2026	541	1,081	2,162
(6)Represents an unvested restricted stock award granted on January 4, 2021, which vests 29,354 shares on January 4, 2026.

(7)Represents an unvested restricted stock award granted on April 20, 2021, which vests in three annual installments commencing on April 30, 2022.
(8)Represents an unvested restricted stock award granted on June 14, 2021, which vests in three annual installments commencing on June 14, 2022.
(9)Represents an unvested restricted stock award granted on April 21, 2022, which vests in three annual installments commencing on April 30, 2023.
(10)Represents an unvested restricted stock award granted on April 19, 2023, which vests in three annual installments commencing on April 30, 2024.
(11)Represents an unvested restricted stock award granted on April 28, 2023, which vests in two annual installments commencing on April 28, 2024.
(12)Represents an unvested restricted stock award granted on April 28, 2023, which vests in three annual installments commencing on April 30, 2024.
(13)Represents an unvested restricted stock award granted on April 20, 2022, which vests in three annual installments commencing on April 30, 2023.
(14)Represents an unvested restricted stock award granted on October 18, 2023, which vests in two annual installments commencing on October 18, 2024.
(15)Represents an unvested restricted stock award granted on July 19, 2021, which vests in three annual installments commencing on July 19, 2022.
(16)Represents an unvested restricted stock award granted on April 22, 2022, which vests in three annual installments commencing on April 30, 2023.
(17)Represents an unvested restricted stock award granted on April 12, 2023, which vests in three annual installments commencing on April 30, 2024.
(18)Represents an unvested restricted stock award granted on June 21, 2023, which vests in three annual installments on June 21, 2024; April 30, 2025; and April 30, 2026.

Option Exercises and Stock Vested
The following table sets forth information on options exercised and restricted stock awards vested during fiscal 2024 for each of our Named Executive Officers.

Fiscal 2024 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Ty R. Silberhorn	—	—	13,529	575,794
Matthew J. Osberg	—	—	—	—
Nicholas C. Longman	—	—	3,366	142,734
Curtis J. Dobler	5,880	279,124	8,882	378,018
Brent C. Jewell	6,255	297,488	11,133	473,820
Mark R. Augdahl	—	—	1,662	76,602
___________________________
(1)The value realized on exercise represents the total number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, as reported on the Nasdaq Global Select Market, less the per share exercise price.
(2)Includes shares of restricted stock that vested and were distributed during fiscal 2024.
(3)The value realized is calculated by multiplying the closing price of our common stock on the Nasdaq Global Select Market on the vesting date by the shares of restricted stock that became vested.
Non-Qualified Deferred Compensation
Deferred Compensation Plan
Our Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries, including our Named Executive Officers. For the 2023, 2022 and 2021 calendar years, approximately 145, 224 and 243 of our employees, respectively, were eligible to participate in our Deferred Compensation Plan and approximately 136 employees are eligible for the 2024 calendar year. Our Deferred Compensation Plan allows for deferrals by participants of up to 75% of base salary and sales commissions, and up to 100% of bonuses and other cash or equity-based compensation approved by the Committee, and also provides that we may establish rules permitting a participant to defer performance-based compensation up to six months prior to the end of a performance period. There is no maximum dollar limit on the amount that may be deferred by a participant each year. A participant in our Deferred Compensation Plan may elect to have the participant’s account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of 17 hypothetical investment fund options selected by the participant, which had investment returns ranging from 3.69% to 36.09% for calendar 2023. An Apogee common stock fund is not one of the investment options available under our Deferred Compensation Plan. Participants are permitted to change their investment elections at any time. We may also make discretionary contributions to a participant’s account under our Deferred Compensation Plan, and our Company will designate a vesting schedule for each such contribution. The participants are always 100% vested in the amount they defer, and the earnings, gains and losses credited to their accounts. Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, retirement (as defined in our Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under Section 409A of the Internal Revenue Code. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant’s election as allowed under our Deferred

Compensation Plan. Our Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.
Legacy Deferred Compensation Plan
Our Deferred Incentive Compensation Plan (the "Legacy Deferred Compensation Plan") is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries; however, in October 2010, the plan was amended to prohibit any future participant deferrals to the plan after our fiscal 2011. Our Legacy Deferred Compensation Plan allowed for deferrals by participants of up to 100% of bonuses. A participant in our Legacy Deferred Compensation Plan may elect to have the participant's account credited with the applicable interest rate as set forth in the plan or credited with earnings and investment gains and losses by assuming the deferred amounts were invested in one or more of 17 hypothetical investment fund options selected by the participant, which had investment returns ranging from 3.69% to 36.09% for calendar year 2023. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, is the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which may be considered to be an “above-market” interest rate, is the greater of the following rates: (i) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (ii) one-half of the rate of Apogee's after-tax return on beginning shareholders' equity for the prior fiscal year. Participants are entitled to receive a distribution from their account upon termination of employment (as defined in our Legacy Deferred Compensation Plan), disability, death, retirement (as defined in our Legacy Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under Section 409A of the Internal Revenue Code. Distributions are in either a lump sum or installments based on participant elections as allowed under our Legacy Deferred Compensation Plan. Our Legacy Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.
Non-Qualified Deferred Compensation Table
The table below provides information on our Named Executive Officers' compensation earned with respect to fiscal 2024 and deferred under our Deferred Compensation Plan.

Fiscal 2024 Non-Qualified Deferred Compensation
Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ty R. Silberhorn	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
Matthew J. Osberg	Deferred Compensation	—		—	—	—	—
Nicholas C. Longman	Deferred Compensation	718,131	(3)	—	—	—	1,887,380
	Legacy Deferred Compensation	—		—	—	—	—
Curtis J. Dobler	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
Brent C. Jewell	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
Mark R. Augdahl	Deferred Compensation	259,943	(2)	—	—	10,257	666,896
	Legacy Deferred Compensation	—		—	25,890	—	292,836
___________________________
(1)Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2024 in excess of 4.50%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2024, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010 pursuant to our Legacy Deferred Compensation Plan was 13.48%. This amount is reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” beginning on page 56.
(2)The amount reported for Mr. Augdahl is reported in the “Summary Compensation Table” beginning on page 56 for fiscal 2024 in the “Non-Equity Incentive Plan Compensation” column. The amount reported for Mr. Augdahl for our Legacy Deferred Compensation Plan is not reported in the “Summary Compensation Table” on page 56, because all of these amounts were earned by him prior to fiscal 2023.
(3)The amount reported for Mr. Longman is reported in the “Summary Compensation Table” beginning on page 56 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for fiscal 2024, 2023 and 2022.
Potential Payments Upon Termination or Following a Change-in-Control
Except as discussed below, if the employment of any of our Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to them, other than what the Named Executive Officer has accrued and vested under our benefit plans, including under the heading “Non-Qualified Deferred Compensation” discussed above.
Except as discussed below, or in connection with a change-in-control, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards, subject to the Compensation Committee’s discretion to accelerate the awards.

Retirement
In the event a Named Executive Officer retires, the Compensation Committee may exercise its discretion to accelerate the vesting of their stock options and restricted stock awards. In the event a Named Executive Officer retires prior to the end of a performance period for a performance award, the Named Executive Officer will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the performance period and the date of termination) after the end of the performance period based on the level of achievement of the performance metric. In the event a Named Executive Officer retires after the performance period, they will be entitled to receive, if not yet paid, the performance award.
Payments Made Upon Termination Without Cause or For Good Reason
In connection with Mr. Silberhorn's appointment as Chief Executive Officer effective January 4, 2021, to replace forfeited compensation earned by him at his previous employer, he received restricted stock of the Company valued at $1,400,000, which vests in two installments over a five-year period, with the first installment of $500,000 vesting on January 4, 2023, and the second installment of $900,000 vesting on January 4, 2026 (the "Retention Grant Agreement"). If Mr. Silberhorn's employment is terminated within five years of the Commencement Date (as defined in the Retention Grant Agreement) by the Company without “Cause” (as defined in the Retention Grant Agreement) or by him for “Good Reason” (as defined in the Retention Grant Agreement), Mr. Silberhorn shall be entitled to automatic acceleration of any unvested shares of the Retention Grant Agreement.
Payments Made Upon Disability
Under the terms of the Apogee Enterprises, Inc. Short-Term and Long-Term Disability Plans, each of our Named Executive Officers who participates in such plans is eligible for a disability benefit. All Named Executive Officers are eligible for and have elected to participate in our enhanced Long-Term Disability Plan, and are eligible for a disability benefit that is equal to 100% of their monthly base salary during the first three months of disability and 60% of their monthly base salary up to a maximum of $15,000 per month thereafter.
If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our restricted stock agreements provide for the immediate vesting of such awards. In the event employment is terminated prior to the end of a performance period for a performance award, the Named Executive Officer will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the performance period and the date of termination) after the end of the performance period based on the level of achievement of the performance metric. In the event employment is terminated after the performance period, the Named Executive Officer will be entitled to receive, if not yet paid, the performance award.
If Mr. Silberhorn's employment is terminated because Mr. Silberhorn dies or becomes “Totally Disabled” (as defined in the Retention Grant Agreement), Mr. Silberhorn or his spouse or estate, as the case may be, shall be entitled to automatic acceleration of any unvested shares of the Retention Grant Agreement, which is discussed under "Payments Made Upon Termination Without Cause or For Good Reason."
Payments Made Upon Death
The terms of our restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death.
In the event of death prior to the end of a performance period for a performance award, the Named Executive Officer’s estate will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the performance period and the date of death) after the end of the performance period based on the level of achievement of the performance metric. In the event of death after the performance period, the Named Executive Officer’s estate will be entitled to receive, if not yet paid, the performance award.
See the description of payments due to Mr. Silberhorn’s spouse or estate upon his death under the Retention Grant Agreement, as described in the foregoing section “Payments Made Upon Disability.”

Change-in-Control Severance Agreements
The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. We have entered into a change-in-control severance agreement (the “CIC Severance Agreement”) with each of our Named Executive Officers. Our CIC Severance Agreement is designed to retain our executive officers and provide for continuity of management in the event of an actual or threatened “Change-in-Control of Apogee” (as defined in the CIC Severance Agreement).
Our CIC Severance Agreement contains a “double trigger” for benefits, which means that there must be both a “Change-in-Control of Apogee” and a termination of the executive’s employment for the provisions to apply. It provides that, in the event of a “Change-in-Control of Apogee,” each of our Named Executive Officers will have specific rights and receive specified benefits if the executive officer is terminated without “Cause” (as defined in the CIC Severance Agreement) or the executive officer voluntarily terminates their employment for “Good Reason” (as defined in the CIC Severance Agreement) within two-years after the “Change-in-Control of Apogee.” In these circumstances, our Named Executive Officers will each receive a severance payment equal to two times their annual base salary and annual cash incentive at target level performance for such fiscal year. For Messrs. Silberhorn, Osberg, Longman, Dobler and Jewell, our CIC Severance Agreement provides that, for a 24-month period following a “Change-in-Control of Apogee,” our Company will continue to provide medical and dental insurance coverage for the executive officer and the executive officer’s dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. For Mr. Augdahl, our CIC Severance Agreement provides that, for a 12-month period following a "Change-in-Control of Apogee," our Company will continue to provide medical and dental insurance coverage for the executive officer and the executive officer's dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. No benefits will be paid to the executive officer pursuant to the CIC Severance Agreement unless the executive officer executes and delivers to Apogee a release of claims. Subject to the double trigger described above, all shares of restricted stock that have not vested by the Employment Termination Date will vest. For performance awards, the performance period will end on the date of the "Change-in-Control of Apogee," and the award will be adjusted by the Compensation Committee in its sole discretion. If a "Change-in-Control of Apogee" occurs after the performance period, the Company will pay any unpaid amount earned during the performance period.
We do not provide a tax gross-up payment for any excise tax liability under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments.
Our CIC Severance Agreements contain a “best-net-benefit” provision which provides that, in the event that payments under the CIC Severance Agreements trigger excise tax for the Named Executive Officer, such officer has the option of either reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax themselves.
To receive these severance benefits, the executive officer shall not: (1) solicit, directly or indirectly, any of our existing or prospective customers, vendors or suppliers for a purpose competitive to our business or to encourage such customers, vendors or suppliers to terminate business with us; (2) solicit, directly or indirectly, any of our employees to terminate their employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with our business, for a period of 12- or 24-months following termination of employment.
The CIC Severance Agreements continue through December 31 of each year and provide for automatic extension for one-year terms prior to a "Change-in-Control of Apogee" unless we give prior notice of termination.

Payments Upon Termination or Change-in-Control
The table below shows potential payments to our Named Executive Officers upon certain terminations pursuant to disability, death or a change-in-control of our Company, as well as potential payments to Mr. Silberhorn upon termination without “Cause” or for “Good Reason” (as defined in his Retention Grant Agreement). The table below assumes that disability, death or the termination of employment occurred, or the "Change-in-Control of Apogee" was effective as of March 1, 2024, the last trading day of fiscal 2024. The amounts shown are estimates of the amounts that would be paid to the Named Executive Officers upon termination of employment or the change-in-control, in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2024. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Disability ($)		Payments Upon Death ($)		Payments Upon Termination without Cause or for Good Reason ($)		Payments Upon Involuntary or Good Reason Termination After a Change-in- Control Occurs ($)
Ty R.	Cash Severance Payment	—		—		—	(1)	3,600,000	(1)
Silberhorn	Health Insurance Benefits	—		—		—		36,845
	Reimbursement of Legal Costs	—		—		—	(3)	—	(3)
	Acceleration of Vesting
	Restricted Stock	4,065,950	(4)	4,065,950	(4)	1,675,820	(4)	4,065,950	(4)
	Performance Awards	—	(5)	—	(5)	—		4,673,313	(6)
	Disability Payments	270,000	(7)	—		—		—
	Total	4,335,950		4,065,950		1,675,820		12,376,108
Matthew J.	Cash Severance Payment	—		—		—		2,205,000	(1)
Osberg	Health Insurance Benefits	—		—		—		36,845
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	1,438,668	(4)	1,438,668	(4)	—		1,438,668	(4)
	Performance Awards	—	(5)	—	(5)	—		553,156	(6)
	Disability Payments	229,500	(7)	—		—		—
	Total	1,668,168		1,438,668		—		4,233,669
Nicholas C.	Cash Severance Payment	—		—		—		1,433,600	(1)
Longman	Health Insurance Benefits	—		—		—		47,188
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	840,308	(4)	840,308	(4)	—		840,308	(4)
	Performance Awards	—	(5)	—	(5)	—		811,161	(6)
	Disability Payments	202,200	(7)	—		—		—
	Total	1,042,508		840,308		—		3,132,257
Curtis J.	Cash Severance Payment	—		—		—		1,331,200	(1)
Dobler	Health Insurance Benefits	—		—		—		43,640
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	695,128	(4)	695,128	(4)	—		695,128	(4)
	Performance Awards	—	(5)	—	(5)	—		859,998	(6)
	Disability Payments	197,400	(7)	—		—		—
	Total	892,528		695,128		—		2,929,966
Brent C.	Cash Severance Payment	—		—		—		1,417,600	(1)
Jewell	Health Insurance Benefits	—		—		—		36,845
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	848,928	(4)	848,928	(4)	—		848,928	(4)
	Performance Awards	—	(5)	—	(5)	—		914,897	(6)
	Disability Payments	201,450	(7)	—		—		—
	Total	1,050,378		848,928		—		3,218,270
Mark R.	Cash Severance Payment	—		—		—		502,500	(2)
Augdahl	Health Insurance Benefits	—		—		—		7,712
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	412,818	(4)	412,818	(4)	—		412,818	(4)
	Performance Awards	—	(5)	—	(5)	—		108,823	(6)
	Disability Payments	185,250	(7)	—		—		—
	Total	598,068		412,818		—		1,031,853

___________________________
(1)Equals the sum of (a) two times their annual base salary as of March 2, 2024, and (b) two times their fiscal 2024 annual cash incentive award at target level performance, payable in a lump sum.
(2)Equals the sum of (a) one times Mr. Augdahl's annual base salary as of March 2, 2024, and (b) one times Mr. Augdahl's fiscal 2024 annual cash incentive award at target level performance, payable in a lump sum.
(3)We will pay legal fees and expenses incurred to obtain or enforce any right or benefit under their CIC Severance Agreement.
(4)Includes restricted stock awards, which would vest upon an assumed occurrence on March 1, 2024, of one of the specified events. The amount in this table represents such aggregate number of shares multiplied by $57.09, the closing price of our common stock on the Nasdaq Global Select Market on March 1, 2024, the last trading day of fiscal 2024.
(5)In the event employment is terminated due to retirement, disability or death prior to the end of the performance period for the performance awards, our Named Executive Officer, or their estate, will be entitled to retain and receive a pro-rata portion of the performance awards at the end of the performance period, to the extent earned.
(6)This amount represents the payout of performance cash, and performance share units at the target level and multiplied by $57.09, the closing price of our common stock on the Nasdaq Global Select Market on March 1, 2024, the last trading day of fiscal 2024, assuming the performance period ended on the date of the Change-in-Control of Apogee, as adjusted for the truncated performance period.
(7)This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be $180,000 for each Named Executive Officer.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Silberhorn, our Chief Executive Officer and President:
For the fiscal year ended March 2, 2024, our last completed fiscal year:
•the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $58,192; and
•the annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table” beginning on page 56 of this Proxy Statement, was $5,498,397.
We reasonably estimate that the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee was 94 times. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of December 31, 2023, our employee population consisted of 4,728 individuals (including full-time and part-time employees, other than our Chief Executive Officer, who were employed on December 31, 2023) working at the Company together with our consolidated subsidiaries. Of these individuals, 4,036 were located in the U.S. and U.S. territories, and 692 were from our subsidiaries in Canada and Brazil. We chose to exclude all 191 of our employees from our Brazil subsidiary, which consists of 4.04% of our workforce, from the identification of “median employee,” as permitted by SEC rules.
Our employee population, after taking into consideration the permitted adjustments described above, consisted of 4,537 members. Our adjusted employee population consisted of 4,036 employees in the U.S. and 501 employees located in Canada.
We identified our median employee based on the total cash and stock-based compensation earned during the twelve-month period ended December 31, 2023. In making this determination, we annualized the compensation of all full- and part-time permanent employees included in the sample who were hired in calendar year 2023, but did not work for us or our included subsidiaries for the entire twelve-month period described below. For purposes of determining the total cash and stock-based compensation earned, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2023, the amount of any cash incentives paid or deferred in such period (which include sales commissions as well as cash incentives that are generally paid for performance during the prior quarter or year), and the amount of any income from stock-based compensation, as reflected in our payroll records. For purposes of identifying the median employee, we applied the average exchange rate for calendar year 2023, which was U.S. dollars to Canadian dollars – 1.3494 CAD.
Once we identified our median employee, we then determined that employee’s annual total compensation, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our Named Executive Officers for purposes of the "Summary Compensation Table" beginning on page 56 disclosed above. The annual total compensation for our median employee for fiscal 2024 was determined to be $58,192. This amount was then compared to the annual total compensation of our Chief Executive Officer disclosed above in the "Summary Compensation Table" beginning on page 56, of $5,498,397. The elements included in the Chief Executive Officer’s total compensation are discussed above in the footnotes to the "Summary Compensation Table" beginning on page 56.

Pay Versus Performance
Pay Versus Performance Table
As required by the Dodd-Frank Act and SEC regulation, the following table presents, for each of the four most recent fiscal years:
•total compensation, as calculated in the "Summary Compensation Table" beginning on page 56, for our current and former President and CEO (the “PEOs”) and an average for our Other Named Executive Officers (“non-PEO NEOs”);
•compensation actually paid (“CAP”) to our current and former PEOs and an average for our non-PEO NEOs, an SEC prescribed calculation which adjusts total compensation for the items described below and which does not equate to realized compensation;
•our cumulative total shareholder return (“TSR”) since the last trading day before the earliest year presented;
•our net income; and
•our adjusted earnings before interest and taxes (“Adjusted EBIT”).
For a description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our NEOs, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Fiscal Year	Ty R. Silberhorn(1)		Joseph F. Puishys(2)		Average Summary Compen- sation Table Total for Non-PEO NEOs ($)(3)	Average Compen-sation Actually Paid to Non-PEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based on			Net Income(8)	Consolid-ated Adjusted EBIT(9)
	Summary Compen-sation Table Total for Current PEO ($)	Compen- sation Actually Paid to Current PEO ($)(4)	Summary Compen-sation Table Total for Former PEO ($)	Compen-sation Actually Paid to Former PEO ($)(4)			Total Shareholder Return ($)(5)	New Peer Group Total Shareholder Return ($)(6)	Current Peer Group Total Shareholder Return ($)(7)	($ in '000s)	($ in '000s)
2024	5,498,397	8,575,259	—	—	1,655,140	2,188,390	207.19	195.04	147.87	99,613	143,638
2023	4,030,529	5,040,544	—	—	1,103,978	806,179	162.99	158.76	133.20	104,107	124,281
2022	3,199,648	4,021,469	—	—	1,162,101	1,433,330	158.44	146.23	144.50	3,486	81,165
2021	1,759,313	2,067,075	4,275,337	6,149,762	960,766	1,437,708	127.65	143.70	146.85	15,436	88,614
___________________________
(1)Ty R. Silberhorn became President and Chief Executive Officer effective January 4, 2021, which was near the end of our fiscal 2021.
(2)Joseph F. Puishys served as President and Chief Executive Officer from August 22, 2011 through January 3, 2021.
(3)The following table lists the individuals who comprise the Non-PEO NEOs in each of the covered years:

2024	2023	2022	2021
Matthew J. Osberg	Mark R. Augdahl	Nisheet Gupta	Nisheet Gupta
Nicholas C. Longman	Curtis J. Dobler	Curtis J. Dobler	Curtis J. Dobler
Curtis J. Dobler	Brent C. Jewell	Brent C. Jewell	Gregory J. Sachs
Brent C. Jewell	Nicholas C. Longman	Troy R. Johnson	Maureen A. Hayes
Mark R. Augdahl	Nisheet Gupta		Brent C. Jewell
(4)The table below sets forth the amounts deducted from and added to the "Summary Compensation Table" beginning on page 56 total compensation to calculate CAP to Mr. Silberhorn and Mr. Puishys average CAP to the Non-PEOs.

	2024			2023			2022		2021
	Current PEO ($)	Former PEO ($)	Average of Non-PEO NEOs ($)	Current PEO ($)	Former PEO ($)	Average of Non-PEO NEOs ($)	Current PEO ($)	Average of Non-PEO NEOs ($)	Current PEO ($)	Former PEO ($)	Average of Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	5,498,397	—	1,655,140	4,030,529	—	1,103,978	3,199,648	1,162,101	1,759,313	4,275,337	960,766
Adjustments for Equity Awards
Subtract grant date values in Summary Compensation Table	(1,732,495)	—	(617,341)	(1,469,984)	—	(361,560)	(1,399,993)	(464,524)	(1,399,997)	(1,753,721)	(468,809)
Add year-end fair value of unvested awards granted in current year	3,209,828	—	991,425	1,654,387	—	248,826	1,836,407	594,280	1,707,759	—	894,111
Add year-over-year difference of year-end fair values for unvested awards granted in prior years	1,586,202	—	165,718	814,783	—	84,515	371,232	110,430	—	—	31,485
Add fair values at vest date for awards granted and vested in current years	—	—	—	—	—	—	—	—	—	4,120,514	48,015
Add (subtract) difference between prior year-end fair values and vest date fair values for awards granted in prior years	(44,916)	—	(15,559)	(35,891)	—	(18,396)	—	27,786	—	(492,368)	(27,860)
Subtract forfeitures during current year equal to prior year-end fair value	—	—	—	—	—	(256,277)	—	—	—	—	—
Add dividends or dividend equivalents not otherwise included in total compensation	58,243	—	9,007	46,720	—	5,093	14,175	3,257	—	—	—
Compensation Actually Paid	8,575,259	—	2,188,390	5,040,544	—	806,179	4,021,469	1,433,330	2,067,075	6,149,762	1,437,708
(5)This value is based on the Company’s TSR for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending on the last trading day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.
(6)The new peer group used in this Pay Versus Performance table is the S&P 600 Industrials Index, which is the same industry index the Company uses for purposes of the stock performance graph in our 2024 Annual Report on Form 10-K. Effective as of February 26, 2023, the Company changed industry indexes from the S&P SmallCap 600 Growth Index to the S&P 600 Industrials Index. We believe that the S&P Industrials Index is the best available published industry index, composed of companies with similar market capitalization and a mix of GICS classifications that reasonably reflect our diverse business activities, although most of the direct competitors in our various business units are either privately owned or are divisions of larger, publicly owned companies.
(7)The current peer group used in the Fiscal 2023 Pay Versus Performance table is the S&P SmallCap 600 Growth Index.
(8)Fiscal 2023 Net Income was incorrectly reported as $87,900,000 in the Pay Versus Performance table of our 2023 Proxy Statement. In this Proxy Statement, Fiscal 2023 Net Income has been updated to match the Company's 2023 Annual Report on Form 10-K.
(9)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our PEO and non-PEO NEOs for fiscal 2024 to our performance is Adjusted EBIT, a non-GAAP measure which is further defined on page 37, and in Appendix A to this Proxy Statement.
Most Important Financial Measures
The table below lists the most important financial measures used by the Company to link compensation actually paid to the Company’s PEO and non-PEO NEOs to the Company's performance during fiscal 2024.

Most Important Measures for Determining NEO Pay
Adjusted Earnings before Interest and Taxes (either Consolidated or Operating Segment) ("Adjusted EBIT")
Adjusted Return on Invested Capital ("Adjusted ROIC")
Net Sales

Relationship Between Pay and Performance
The charts below present a graphical comparison of compensation actually paid to our current PEO, prior PEO and the average compensation actually paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: the Company’s (1) TSR, (2) Net Income, and (3) Adjusted EBIT.

Compensation Actually Paid (CAP) vs Total Shareholder Return
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
$220
$200
$180
$160
$140
$120
$100
$80
$6,149,762
$2,067,075
$1,437,708
$128
$4,021,469
$1,433,330
$158
$5,040,544
$806,179
$163
$8,575,259
$2,188,390
$207
$—
$—
$—
2021
2022
2023
2024
CAP to Current PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Company TSR

Compensation Actually Paid (CAP) vs Net Income
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
$120,000
$90,000
$60,000
$30,000
$—
$6,149,762
$2,067,075
$1,437,708
$15,436
$4,021,469
$1,433,330
$3,486
$—
$5,040,544
$104,107
$806,179
$—
$8,575,259
$99,613
$2,188,390
$—
2021
2022
2023
2024
CAP to Current PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid (CAP) vs Adjusted EBIT
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
$160,000
$120,000
$80,000
$40,000
$—
$6,149,762
$88,614
$2,067,075
$1,437,708
$81,165
$4,021,469
$1,433,330
$—
$124,281
$5,040,544
$806,179
$—
$8,575,259
$143,638
$2,188,390
$—
2021
2022
2023
2024
CAP to Current PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Adjusted EBIT

The chart below presents a graphical comparison of the Company’s TSR to the Peer Group TSR for the three-year period.

Company TSR vs New Peer Group TSR vs Current Peer Group TSR
$225
$200
$175
$150
$125
$100
$75
$100
$100
$144
$147
$128
$158
$146
$145
$163
$159
$133
$207
$195
$148
2020
2021
2022
2023
2024
Company TSR
New Peer Group TSR
Current Peer Group TSR

Proposal 2: Advisory Approval of Apogee’s Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.
We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers. We believe that our executive compensation program is structured in the best manner possible to support our Company and its business objectives. It has been designed to implement certain core compensation principles, which include:
•Alignment of management’s interests with our shareholders’ interests to support long-term value creation through our equity compensation programs and share ownership guidelines;
•Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term incentives to key financial measures;
•Providing a flexible compensation package that reflects the cyclical nature of our business and fairly compensates our executives over our business cycle; and
•Linking compensation to market levels of compensation paid to executive officers in the competitive market so that we can attract, motivate and retain executives who are able to drive the long-term success of Apogee.
We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with our shareholders’ long-term interests. Our executive compensation program is designed to motivate our executives, drive desirable behaviors, be competitive, promote retention and reward successful performance. We ask for your support for the reasons listed below.
•Our compensation programs are substantially tied to achievement of our key financial and business objectives. A significant portion of each Named Executive Officer’s potential total annual cash compensation and long-term compensation is at-risk and linked to our operating performance.
•Our compensation programs are designed to take into account the cyclical nature of our business and to fairly compensate our executives over the non-residential construction cycle.
•Our compensation programs for executive officers deliver a significant portion of potential total compensation in the form of equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executive officers.
•We have stock ownership guidelines for our executive officers.
•We offer very limited perquisites to our executive officers and do not provide tax reimbursement or “gross-ups” on perquisites.
•Each of our Named Executive Officers is expected to demonstrate exceptional individual performance in order to continue serving as a member of the executive team.
•We continue to refine our executive compensation program to reflect evolving executive compensation practices.
We believe that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Apogee’s Named Executive Officers, as disclosed in Apogee’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”

This advisory vote on executive compensation is not binding on Apogee, our Compensation Committee or our Board of Directors. However, our Compensation Committee and Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2025 Annual Meeting of Shareholders.
Board Recommendation
Our Board of Directors recommends that you vote FOR the Say on Pay Proposal. Proxies will be voted FOR the proposal unless otherwise specified.

Proposal 3: Approval of the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, As Amended and Restated (2024) to Increase Share Authorization from 150,000 to 300,000
Background and Purpose
Our Board of Directors, on the recommendation of our Nominating and Corporate Governance Committee approved on April 19, 2024 an amendment and restatement to the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan (the "2019 Director Stock Plan"), subject to shareholder approval at the Annual Meeting. The proposed amendment and restatement would add an additional 150,000 shares to the 2019 Director Stock Plan share reserve. As of March 2, 2024, the last day of fiscal 2024, there were approximately 14,592 shares of our common stock remaining available for future awards under the 2019 Director Stock Plan, which is the Company's only equity-based compensation plan under which awards may be made to non-employee directors. The 2019 Director Stock Plan was originally approved by our shareholders on January 14, 2020, to replace our 2009 Director Stock Plan.
If the amendment and restatement (the “First Amended and Restated 2019 Director Stock Plan” or the “Plan”) is not approved by shareholders, we will continue to use the 2019 Director Stock Plan in its current form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align director interests with those of our shareholders through a program that includes stock ownership.
The Nominating and Corporate Governance Committee (for purposes of this summary, the "Committee") administers the 2019 Director Stock Plan. The following discussion and summary of the material terms of the 2019 Director Stock Plan is qualified in its entirety by reference to the full text of the First Amended and Restated 2019 Director Stock Plan which is set forth in Appendix B to this Proxy Statement.
Proposed Amendment to the 2019 Director Stock Plan
The only change made by this amendment and restatement to the 2019 Director Stock Plan is to increase the aggregate number of shares that may be issued under the 2019 Director Stock Plan by 150,000 shares, from a total of 150,000 shares to 300,000 shares.
Key Features of the First Amended and Restated 2019 Director Stock Plan
The following features of the First Amended and Restated 2019 Director Stock Plan reflect director equity plan "best practices" intended to protect the interests of our shareholders:
•Limit on Shares Available for Awards. Under the First Amended and Restated 2019 Director Stock Plan, the aggregate number of shares of the Company's common stock that may be issued is 300,000 shares, assuming approval of this Proposal at the Annual Meeting. All shares awarded, regardless of the type of award, will count against the Plan's reserve on 1:1 basis for each share subject to the award. On the record date, the closing price of our common stock on the Nasdaq Global Select Market was $57.52 per share.
•Annual Limits on Awards. No non-employee director may be granted any award or awards that exceed $200,000 in the aggregate (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.
•No Evergreen Provision. The First Amended and Restated 2019 Director Stock Plan does not contain an "evergreen" provision.
•No Liberal Share "Recycling." The First Amended and Restated 2019 Director Stock Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back ("recycled") to the Plan.

•No Granting of Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights ("SARs") must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).
•No Repricing of Stock Options or SARs. The First Amended and Restated 2019 Director Stock Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of "underwater" stock options or SARs for cash or other securities) without shareholder approval.
•No Liberal Change-in-Control. The First Amended and Restated 2019 Director Stock Plan prohibits any award agreement from having a change-in-control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change-in-control transaction.
•No Dividends or Dividend Equivalents Paid on Unvested Awards. The First Amended and Restated 2019 Director Stock Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the Plan prohibits the granting of dividends equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company's shares after the grant of the award.
•Minimum Vesting Period. A maximum of 5% of the aggregate number of shares available for issuance under the First Amended and Restated 2019 Director Stock Plan may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year.
The Committee expects that the number of shares available, if approved by our shareholders, will satisfy equity compensation needs for approximately five years based on historical grant practices.
Determination of Number of Shares for the First Amended and Restated 2019 Director Stock Plan
In setting the number of shares authorized under the First Amended and Restated 2019 Director Stock Plan for which shareholder approval is being sought, the Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. Below is information regarding the Company's burn rates for all grants of equity under all shareholder-approved equity plans for the past three fiscal years and the Company's total potential dilution.
Burn Rate. Burn rate, a measure of the level at which a company uses shares available for grant under its equity compensation plans, is an important factor for investors concerned about shareholder dilution. Burn rate is defined as, in a given fiscal year, the number of shares subject to equity awards granted divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of shares to be authorized under the First Amended and Restated 2019 Director Stock Plan, the Board considered the Company's burn rate for each of the past three fiscal years. The calculation of our burn rate for each year is shown in the table below:

	Fiscal Year Ended	Fiscal Year Ended	Fiscal Year Ended
	March 2, 2024	February 25, 2023	February 26, 2022
Full Value Awards Granted	247,621	183,793	236,195
Stock Option Awards Granted	—	—	—
Total Awards Granted	247,621	183,793	236,195
Weighted Average Shares of Common Stock Outstanding (Basic)	22,091,000	22,007,000	24,920,000
Burn Rate	1.12%	0.84%	0.95%
Based on the burn rates in fiscal years 2024, 2023 and 2022, our three-year average burn rate was 0.97%.

Overhang. The potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the proposed amendment and restatement of the Plan, is shown in the table below:

Total Shares
Remaining Reserve under 2019 Director Stock Plan	14,592
Remaining Reserve under 2019 Stock Incentive Plan, and Legacy Partnership and Deferred Compensation Plan for Non-Employee Directors ("Other Stock Plans")(1)	901,889
Shares Subject to Outstanding Awards under 2019 Director Stock Plan, Other Stock Plans and New Hire Awards ("Outstanding Awards")(1)	351,779
Weighted Average Shares of Common Stock Outstanding (Basic) ("CSO")(1)	22,091,000
Total Current Dilution(2)	5.43%
Additional Shares Reserved under First Amended and Restated 2019 Director Stock Plan	150,000
Total Potential Dilution(3)	6.03%

(1)	As of March 2, 2024.
(2)	Calculated as (2019 Director Stock Plan + Other Stock Plans + Outstanding Awards), divided by (2019 Director Stock Plan + Other Stock Plans + Outstanding Awards + CSO).
(3)
Calculated as (2019 Director Stock Plan + Other Stock Plans + Outstanding Awards + Additional Shares Reserved under First Amended and Restated 2019 Director Stock Plan), divided by (2019 Director Stock Plan + Other Stock Plans + Outstanding Awards + Additional Shares Reserved under First Amended and Restated 2019 Director Stock Plan + CSO)

New Plan Benefits
The number and types of awards that will be granted under the First Amended and Restated 2019 Director Stock Plan in the future are not determinable at this time, as the Committee will make these determinations in its discretion, subject to the terms of the Plan.
Description of First Amended and Restated 2019 Director Stock Plan
Administration. The Committee administers the First Amended and Restated 2019 Director Stock Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the Plan. Subject to the provisions of the Plan, the Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Committee will have authority to interpret the Plan and establish rules and regulations for the administration of the Plan.
Eligibility. The only persons entitled to participate under the First Amended and Restated 2019 Director Stock Plan are directors of the Company who are not employees of the Company. There are currently eight directors eligible to participate in the Plan.
Shares Available for Awards. If this Proposal to increase the share reserve is approved, the aggregate number of shares that may be issued under all stock-based awards made under the First Amended and Restated 2019 Director Stock Plan will be 300,000 shares. All shares subject to awards, regardless the type of award, will count against the Plan's reserve on a 1:1 basis for each share subject to the award. If awards issued under the Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Plan. However, under the share counting provisions of the Plan, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a "net exercise" of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise, and (iv) shares repurchased using stock option exercise proceeds.
Awards under the First Amended and Restated 2019 Director Stock Plan are also subject to annual limitations. No non-employee director may be granted any award or awards that exceed $200,000 in the aggregate (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.
The Committee can adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the First Amended and Restated 2019 Director Stock Plan. Any adjustment determination made by the Committee shall be final, binding and conclusive.
Type of Awards and Terms and Conditions. The First Amended and Restated 2019 Director Stock Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:
•stock options ("options");
•SARs;
•restricted stock;
•restricted stock units; and
•dividend equivalents rights.
The Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary, measured from the commencement of the period over which performance is evaluated).
1.Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. We would receive no consideration for options or SARs granted under the Plan, other than the services rendered by the holder in his or her capacity as a non-employee director of the Company.
Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of shareholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a "repricing" as defined in the Plan.
Vesting. The Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.
Exercise. The Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Committee is not authorized under the Plan to accept a promissory note as consideration for the exercise of a stock option.

Expiration. Options and SARs will expire at such time as the Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant.
2.Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Committee, to receive shares of our common stock at some future date determined by the Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Committee, subject to the minimum vesting provisions described above.
3.Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to shareholders with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not (i) grant dividend equivalents in connection with options or SARs, or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.
Termination and Amendment. The First Amended and Restated 2019 Director Stock Plan has a term of ten years expiring on June 25, 2029, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the Plan. No amendment or modification of the Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the Plan must be approved by the shareholders, if required under the listing requirements of the Nasdaq Global Select Market or any other securities exchange applicable to the Company, or if the amendment would (i) increase the number of shares authorized under the Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the Plan.
Effect of Corporate Transaction. Awards under the First Amended and Restated 2019 Director Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):
•termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Committee or Board determines that no amount is realizable under the award as of the time of the transaction;
•replacement of any award with other rights or property selected by the Committee or the Board of Directors, in its sole discretion;
•the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices;
•require that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement; or
•require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.
Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the First Amended and Restated 2019 Director Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.
Federal Income Tax Consequences
Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.
Exercise of Options and SARs. Upon exercising an option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR.
Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the First Amended and Restated 2019 Director Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.
Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including the Company's obligation to withhold or otherwise collect certain income and payroll taxes, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the First Amended and Restated 2019 Director Stock Plan.
Section 409A of the Internal Revenue Code. The Committee intends to administer and interpret the First Amended and Restated 2019 Director Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.
Equity Compensation Plan Information
The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights, and the number of shares remaining available for future issuance under our equity compensation plans as of March 2, 2024, the last day of fiscal 2024.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Plan Category
Equity compensation plans approved by security holders	351,799	(1)(2)	N/A	(3)	916,481	(4)
Equity compensation plans not approved by security holders	None		None		None
Total	351,799		N/A		916,481
1.Includes 230,208 shares underlying performance share unit awards granted under our 2019 Stock Incentive Plan, assuming maximum level performance; 75,015 restricted stock unit awards granted under our 2019 Stock Incentive Plan, 2009 Non-Employee Director Stock Plan, and 2019 Non-Employee Director Stock Plan; and 46,556 phantom shares under our Deferred Compensation Plan for Non-Employee Directors. Dividends accrue on the outstanding performance share units during the three-year performance periods but will be paid only on shares earned at the end of each performance cycle. Certain outstanding restricted stock units have dividend rights attached, but none of the restricted stock units are transferable.
2.At the beginning of fiscal years 2022, 2023 and 2024, performance share units were awarded to plan participants which will vest based on our Company's performance over each three-year performance period. The performance share units represent the right to receive shares of our common stock at the end of each three-year performance period. Pursuant to SEC rules and the reporting requirements for this table, we have included in this column 230,208 shares underlying the outstanding performance share units at maximum performance, assuming our Company performed at the maximum level during the applicable performance periods. Only 115,104 shares underlie the performance awards at target level performance.
3.In calculating the weighted-average exercise price of outstanding options, warrants and rights, we have not included in this column shares of restricted stock that are issued and outstanding, performance share units or restricted stock units.
4.Pursuant to SEC Rules and the reporting requirements for this table, of these shares, 3,822 are available for issuance under our Legacy Partnership Plan; 881,822 are available for grant under our 2019 Stock Incentive Plan; 14,592 are available for grant under our 2019 Director Stock Plan; and 16,245 are available for grant under our Deferred Compensation Plan for Non-Employee Directors. This total does not include the additional 150,000 shares that would be added to the First Amended and Restated 2019 Director Stock Plan reserve if shareholders were to approve this proposal.
Board Recommendation
Our Board of Directors recommends that you vote FOR the adoption of The Apogee Enterprises, Inc. 2019 Director Stock Plan, as Amended and Restated (2024). Proxies will be voted FOR the proposal unless otherwise specified.

Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending March 1, 2025, subject to a satisfactory evaluation of the firm’s performance in conducting our fiscal 2024 audit. Deloitte has served as our independent registered public accounting firm since fiscal 2003. The Audit Committee is responsible for the appointment, compensation and oversight of Deloitte and believes that the retention of Deloitte is in the best interests of the Company and its shareholders.
While it is not required to do so, our Board of Directors is submitting the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending March 1, 2025, to our shareholders for ratification as a matter of good corporate governance.
If shareholders do not ratify the selection of Deloitte, the Audit Committee will consider whether it is appropriate to select another Independent Accounting Firm. Even if the selection of Deloitte is ratified by shareholders, the Audit Committee may, in its discretion, appoint a different firm of Independent Auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
We have been advised that a representative from Deloitte will be present at the Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.
Board Recommendation
Our Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2025. Proxies will be voted FOR the proposal unless otherwise specified.

Audit Committee Report
This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2024.
Our Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board; oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; assesses and establishes policies and procedures to manage our financial reporting risk; and assesses our compliance with financial covenants in our debt instruments. Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.
The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended March 2, 2024 with senior management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.
In performing its oversight role, the Audit Committee also (i) discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, (ii) discussed with Deloitte & Touche LLP their independence and concluded that it is independent from the Company and management, and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2024, for filing with the Securities and Exchange Commission.
Audit Committee of the
Board of Directors of Apogee
Lloyd E. Johnson, Chair
Christina M. Alvord
Frank G. Heard
Elizabeth M. Lilly
Mark A. Pompa

Fees Paid to Independent Registered Public Accounting Firm
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees
For fiscal 2024 and 2023, we incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$2,024,284	$1,768,427
Audit-Related Fees(2)	37,200	42,350
Tax Fees(3)	281,348	428,010
All Other Fees(4)	1,895	1,895
Total	$2,344,727	$2,240,682
___________________________
(1)Audit fees consisted primarily of audit work related to preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings.
(2)Audit-related fees consisted primarily of fees for the audit of our employee benefit plan.
(3)Tax fees consisted primarily of fees for tax compliance and return preparation and tax planning and advice.
(4)All other fees consisted of $1,895 for the Deloitte online accounting research tool.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with policies of the SEC regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, our Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of our Audit Committee, who reports any pre-approval decisions to our Audit Committee at its next regularly scheduled meeting.
All of the services provided by our independent registered public accounting firm in fiscal 2024 and 2023, including services related to the audit-related fees, tax fees and all other fees described above, were approved by our Audit Committee under its pre-approval policy.

Frequently Asked Questions
Who is entitled to vote at the meeting?
Our Board of Directors has set April 22, 2024, as the record date for the Annual Meeting. If you were a shareholder at the close of business on the record date, you are entitled to notice of and to vote at the Annual Meeting.
As of the record date, 22,130,207 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the Annual Meeting.
What are my voting rights?
Holders of our common stock are entitled to one vote per share. Therefore, 22,130,207 votes are entitled to be cast at the Annual Meeting. There is no cumulative voting for the election of directors.
How many shares must be present to hold the meeting?
In accordance with our Amended and Restated By-laws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:
•you are present and vote in person at the Annual Meeting, with virtual participation constituting in person presence at the meeting;
•you have properly submitted a proxy via the Internet, by telephone, or by mail, even if you abstain from voting on one or more matters; or
•you hold your shares in street name (as discussed under “What is the difference between a shareholder of record and a “street name” holder?” beginning on page 93) and you did not provide voting instructions to your broker and your broker uses its discretionary authority to vote your shares on the ratification of the appointment of our independent registered public accounting firm.
How can I attend the meeting?
In order to expand access to the Annual Meeting, we are holding the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting at a physical location.
If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (April 22, 2024), you may attend the Annual Meeting by visiting the meeting website at www.virtualshareholdermeeting.com/APOG2024 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or Notice, as applicable. You may also attend the meeting by visiting www.virtualshareholdermeeting.com/APOG2024 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.
You may log into the meeting website at www.virtualshareholdermeeting.com/APOG2024 beginning at 8:00 a.m. Central Time on June 20, 2024. The Annual Meeting will begin promptly at 8:00 a.m. Central Time on June 20, 2024. If you experience any technical difficulties during the meeting, a toll-free number will be available on our meeting website for assistance.

What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote.

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed(1)	Impact of Abstention	Impact of Broker Non- Vote
Proposal 1 – Election of three Class II directors for terms expiring at our 2027 Annual Meeting of Shareholders	Majority of votes cast (votes cast “For” must exceed votes cast “Against”)(2)	FOR, AGAINST, ABSTAIN	FOR	No	None	None
Proposal 2 – “Say on Pay” Advisory vote to approve Apogee’s executive compensation	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	No	Against	None
Proposal 3 – Approval of the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as Amended and Restated (2024) to Increase Share Authorization from 150,000 to 300,000	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	No	Against	None
Proposal 4 - Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2025	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	Yes	Against	N/A
___________________________
(1)A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on Proposals 1 - 3.
(2)Section 5.02 of the Company’s Articles of Incorporation requires that a director nominee will be elected only if they receive a majority of the votes cast with respect to their election in an uncontested election, that is, the number of shares “for” that nominee exceeds the number of votes cast “against” that nominee. A vote to “abstain” will not have any effect on determining the election results. If a director nominee is not elected and the nominee is an incumbent director, that director shall promptly tender their resignation to the Board of Directors, subject to acceptance by the Board of Directors. In that event, the Nominating and Corporate Governance Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.

(3)The voting standard assumes that the number of shares voted in favor of such proposal constitute more than 25% of the outstanding shares of our common stock.
How can I ask questions during the Annual Meeting?
You may submit questions in real time during the Annual Meeting following the formal business portion of the meeting, by entering them into the field provided on the meeting website. The directors and executive management will answer appropriate questions from shareholders. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to two questions. It will help us if questions are succinct and cover only one topic.
How do I cast my vote?
Your vote is important. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting in any of the following ways:
•electronically via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, on the enclosed proxy card;
•by telephone by following the “Vote by Telephone” instructions on the Notice or, if you received paper copies of our proxy materials, on the proxy card;
•by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials); or
•by attending the virtual Annual Meeting and voting online on the meeting website.
If you are an employee and received our 2024 proxy materials electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the Annual Meeting electronically via the Internet as described under “How do I vote if my shares are held in the Employee Stock Purchase Plan or other plans of Apogee?” below.
If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.
If you properly submit your proxy via the Internet, by telephone or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.
How do I vote if my shares are held in the Employee Stock Purchase Plan or other plans of Apogee?
If you hold any shares in our Employee Stock Purchase Plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee or plan custodian, as applicable. However, your voting instructions for these plans must be received by 12:00 p.m. (noon) Eastern Time on Tuesday, June 18, 2024 in order to count. If you are a participant in our Employee Stock Purchase Plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.
If you hold shares in our Employee Stock Purchase Plan or other plans of Apogee and have a company email address, you will receive our 2024 Proxy Statement and 2024 Annual Report to Shareholders electronically at your company email address instead of receiving paper copies of these documents in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our 2024 Proxy Statement and 2024 Annual Report to Shareholders electronically, you may only provide voting instructions to the plan trustee or plan custodian, as applicable, via the Internet and you will not receive a proxy card that can be returned by mail.

If you are an employee who received our 2024 Proxy Statement and 2024 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials, you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet or by telephone vote once for each proxy card you received or sign and return each proxy card.
You may prefer to hold your shares in more than one account, and you are welcome to do so. However, please contact our Investor Relations Department at IR@apog.com or (877) 752-3432 (telephone) for information on how to merge your accounts.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.
What if I do not specify how I want my shares voted?
If you submit your proxy via the Internet or telephone or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares FOR all nominees and proposals. As of the date of this Proxy Statement, we know of no other matters that will be presented for a shareholder vote at the Annual Meeting. If any other matters properly come before the Annual Meeting for a shareholder vote, they will be voted in the discretion of the persons named in the proxy.
Can I change my vote after submitting my proxy or voting instructions?
Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:
•by sending a written notice of revocation to our Corporate Secretary;
•by submitting a later-dated proxy to our Corporate Secretary;
•by submitting a later-dated proxy via the Internet;
•by submitting a later-dated proxy by telephone; or
•by voting in person at the meeting.
If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.
If you hold shares in our Employee Stock Purchase Plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but no later than 12:00 p.m. (noon) Eastern Time on Tuesday, June 18, 2024, in any of the following ways:
•by sending a written notice of revocation to the plan trustee or plan custodian;
•by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian;

•by submitting a later-dated voting instruction or proxy via the Internet; or
•by submitting a later-dated voting instruction by telephone.
How can I get a copy of the Company’s 2024 Annual Report on Form 10-K?
Shareholders who wish to obtain additional copies of our 2024 Annual Report to Shareholders on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435
How do I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet.
Our 2024 Proxy Statement and 2024 Annual Report to Shareholders, including our Annual Report on Form 10-K, are available at www.proxyvote.com.
What is a proxy?
A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Ty R. Silberhorn, Matthew J. Osberg and Meghan M. Elliott, have been designated as the proxies for shareholders voting on the enclosed proxy card at the Annual Meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.
We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or email. These individuals will receive no additional compensation for these services.

How can I recommend or nominate a director candidate?
Our Nominating and Corporate Governance Committee considers recommendations of director candidates. A shareholder who wishes to recommend a director candidate to our Nominating and Corporate Governance Committee for nomination by our Board of Directors at our next annual meeting, or for vacancies on our Board of Directors that arise between meetings, must provide our Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Nominating and Corporate Governance Committee and our Board of Directors as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed under the heading “Criteria for Membership on Our Board of Directors” above. Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435, no later than January 9, 2025. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.
Director candidates recommended by shareholders in compliance with these procedures and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.
Alternatively, shareholders may directly nominate a person for election to our Board of Directors at a future annual meeting by complying with the procedures set forth in our Amended and Restated By-laws and the rules and regulations of the SEC. Our Amended and Restated By-laws are available on our website at www.apog.com by clicking on “Investors,” select “Governance,” then “By-laws.”
Shareholders who wish to nominate a director candidate for the 2025 Annual Meeting should submit the advance notice, along with other required information, to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435, no later than February 21, 2025. To comply with universal proxy rules, the advance notice must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
How can I present a proposal at the 2025 Annual Meeting of Shareholders?
Any shareholder wishing to have a proposal considered for inclusion in our Proxy Statement for our 2025 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435 in accordance with all applicable rules and regulations of the SEC, including Rule 14a-8, no later than January 9, 2025.
Under our Amended and Restated By-laws, a shareholder proposal not included in our Proxy Statement for the 2025 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2025 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated By-laws. Any such shareholder proposals for the 2025 Annual Meeting of Shareholders must be in the form and substance required by the Amended and Restated By-laws and must be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 21, 2025.
What is “householding” of proxy materials?
The SEC rules allow a single copy of the proxy statement and Annual Report to Shareholders to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers’ household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our proxy statement and/or Annual Report to Shareholders to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations Department at the address listed above, or call (877) 752-3432.

By Order of the Board of Directors, Meghan M. Elliott Senior Vice President, General Counsel and Corporate Secretary
Dated: May 9, 2024

Appendix A - Non-GAAP Measures
This Proxy Statement contains non-GAAP (generally accepted accounting principles in the United States) financial measures. The non-GAAP financial measures below are used as internal measures for performance-based compensation decisions, as further discussed in the Compensation Discussion and Analysis. Definitions for the non-GAAP financial measures contained in this Proxy Statement are provided on page 37 and the reconciliations of the non-GAAP financial measures are located below in this Appendix A. Other companies, including companies in our industry, may define these measures differently or may utilize different non-GAAP financial measures, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measure - Net Earnings to Adjusted EBIT
(unaudited) (in thousands)

Fiscal Year 2024 (53 weeks)	Consolidated	Architectural Glass	Architectural Framing Systems
Net earnings	$99,613	$70,470	$64,833
Income tax expense	29,640	—	—
Interest expense, net	6,669	—	—
EBIT	$135,922	$70,470	$64,833
Restructuring charges(1)	12,403	—	5,970
Gain on NMTC settlement(2)	(4,687)	(4,687)	—
Adjusted EBIT	$143,638	$65,783	$70,803

Fiscal Year 2023 (52 weeks)	Consolidated	Architectural Glass	Architectural Framing Systems
Net earnings	$104,107	$28,562	$81,875
Income tax expense	12,514	—	—
Interest expense, net	7,660	—	—
EBIT	$124,281	$28,562	$81,875

Fiscal Year 2022 (52 weeks)	Consolidated	Architectural Glass	Architectural Framing Systems
Net earnings	$3,486	$(1,305)	$38,088
Income tax expense	10,383	—	—
Interest expense, net	3,767	—	—
EBIT	$17,636	$(1,305)	$38,088
Impairment expense on goodwill and intangible assets(3)	49,473	—	—
Restructuring charges(4)	30,512	27,096	1,733
Gain on sale of assets(5)	(19,456)	(19,456)	—
Impairment of equity investment(6)	3,000	3,000	—
Adjusted EBIT	$81,165	$9,335	$39,821

Fiscal Year 2021 (52 weeks)	Consolidated	Architectural Glass	Architectural Framing Systems
Net earnings	$15,436	$18,590	$(29,030)
Income tax expense	7,175	—	—
Interest expense, net	4,408	—	—
EBIT	$27,019	$18,590	$(29,030)
Impairment expense on goodwill and intangible assets(7)	70,069	—	53,000
Restructuring charges(4)	4,884	207	4,448
Gain on sale of assets(5)	(19,346)	—	—
COVID-19(8)	4,988	—	—
Post-acquisition and acquired project matters	1,000	—	—
Adjusted EBIT	$88,614	$18,797	$28,418

(1)	Restructuring charges related to Project Fortify, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs.
(2)	Realization of a New Markets Tax Credit (NMTC) benefit during the second quarter of fiscal 2024, which was recorded in other expense (income), net.
(3)
Adjustment related to impairment charge recorded during the fourth quarter of fiscal 2022 on indefinite- and long-lived intangible assets within the Architectural Framing Systems Segment as a result of triggering events during the fourth quarter of the prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from the Architectural Framing Systems Segment into the Architectural Services Segment, and the comparative fiscal 2022 results have been recast to reflect the change.

(4)
Adjustment related to previously announced decision to exit certain operations in the Architectural Glass Segment and reorganize operations within the Architectural Framing Systems Segment, including $21.5 million of asset impairment charges, $6.2 million of employee termination costs and $2.8 million of other costs associated with these restructuring plans incurred during fiscal 2022. In fiscal 2021, restructuring charges related to exiting certain facilities within the Architectural Framing Systems Segment and other termination costs across the company.

(5)
Gain on sale of building and related fixed assets within the Architectural Glass Segment and the Large-Scale Optical Segment during the fourth quarter of fiscal 2022 and the third quarter of fiscal 2021, respectively.

(6)
Adjustment for impairment of minority equity investment is a result of the assignment for the benefit of creditors of all of the assets of a company in which Apogee holds a minority interest. The impairment represents a write-down of Apogee’s entire investment in the company.

(7)
Adjustment related to impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems Segment ($53 million) and the Architectural Services Segment ($17.1 million) resulted from our fiscal 2021 fourth quarter annual impairment evaluation.

(8)	Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Reconciliation of Non-GAAP Financial Measure - Adjusted Return on Invested Capital (Adjusted ROIC)
(unaudited) (in thousands)

	Twelve months ended
	March 2, 2024 (53 weeks)	February 25, 2023 (52 weeks)	February 26, 2022 (52 weeks)
Operating Income	$133,833	$125,788	$22,045
Restructuring charges(1)(2)	12,403	—	30,512
Impairment expense on goodwill and intangible assets(3)	—	—	49,473
Gain on sale of assets(4)	—	—	(19,456)
Amortization impact from impaired intangibles(5)	(3,292)	(3,385)	—
Adjusted operating income	$142,944	$122,403	$82,574
Tax adjustment(6)	35,736	30,601	20,644
Adjusted operating income after taxes	107,208	91,802	61,931
Average invested capital(7)	716,504	737,592	774,442
Adjusted ROIC(8)	14.96%	12.45%	8.00%

(1)	Restructuring charges related to Project Fortify in fiscal 2024, including $6.2 million of asset impairment charges, $5.9 million of employee termination costs and $0.3 million of other costs.
(2)
Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems Segment, including $21.5 million of asset impairment charges, $6.2 million of employee termination costs and $2.8 million of other costs associated with these restructuring plans incurred during fiscal 2022.

(3)
Adjustment related to impairment charge recorded during the fourth quarter of fiscal 2022 on indefinite- and long-lived intangible assets within the Architectural Framing Systems Segment as a result of triggering events during the fourth quarter of prior fiscal year.

(4)	Gain on sale of building and related fixed assets within the Architectural Glass Segment during the fourth quarter of fiscal 2022.
(5)	Adjustments to reflect incremental amortization expense on the long-lived intangible assets on a pro-forma basis had the fiscal 2022 impairment not occurred.
(6)	Income tax impact calculated using an estimated statutory tax rate of 25.0%, which is consistent with the performance metric tax rate.
(7)
Average invested capital represents a trailing five quarters average of total assets less average current liabilities (excluding current portion long-term debt) adjusted on a pro-forma basis to exclude the impact of impairment charge recorded during the fourth quarter of fiscal 2022 on indefinite- and long-lived intangible assets within the Architectural Framing Systems Segment. The pro-forma adjustments increased total assets by $44.4 million, $47.8 million and $0 for fiscal years 2024, 2023 and 2022, respectively.

(8)	Adjusted ROIC calculated by dividing adjusted operating income after taxes by the adjusted average invested capital.

Appendix B - Apogee Enterprises, Inc.
2019 Non-Employee Director Stock Plan
As Amended and Restated (2024)
Section 1.    Purpose.
The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to encourage such Non-Employee Directors to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such Non-Employee Directors with the Company’s shareholders.
Section 2.    Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(b)    “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(c)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted under the Plan.
(d)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in electronic medium) executed in accordance with the requirements of Section 7(b).
(e)    “Board” shall mean the Board of Directors of the Company.
(f)    “Change-in-Control” shall mean:
(i)    a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:
(A)    the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;
(B)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;
(C)    any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change-in-Control; or
(D)    any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

(ii)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or
(iii)    the Continuing Directors cease to constitute a majority of the Company’s Board.
(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(h)    “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.
(i)    “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.
(j)    “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.
(k)    “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(l)    “Director” shall mean a member of the Board.
(m)    “Disability” shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.
(n)    “Dividend Equivalent” shall mean any right granted under Section 5(d) of the Plan.
(o)    “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
(p)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.
(q)    “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.
(r)    “Option” shall mean an option granted under Section 5(a) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.
(s)    “Participant” shall mean a Non-Employee Director granted an Award under the Plan.
(t)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(u)    “Plan” shall mean this Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as amended from time to time.
(v)    “Prior Stock Plan” shall mean the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended.
(w)    “Restricted Stock” shall mean any Share granted under Section 5(c) of the Plan.

(x)    “Restricted Stock Unit” shall mean any unit granted under Section 5(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(y)    “Retirement” shall mean a Non-Employee Director’s termination of service on the Board under such circumstances determined to constitute retirement by the Committee in its sole discretion.
(z)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.
(aa)    “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(bb)    “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(cc)    “Stock Appreciation Right” shall mean any right granted under Section 5(b) of the Plan.
Section 3.    Administration.
(a)    Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:
(i)    designate Participants;
(ii)    determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)    determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;
(iv)    determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;
(v)    amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 5 and 6;
(vi)    accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 5 and 6,
(vii)    determine whether, to what extent and under what circumstances Awards may be exercised in cash or Shares, canceled, forfeited or suspended;
(viii)    determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 5;
(ix)    interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;
(x)    establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(xi)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
(xii)    adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non United States jurisdictions.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award or Award Agreement.

(b)    Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.
Section 4.    Shares Available for Awards.
(a)    Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 300,000 (consisting of the original 150,000 Shares authorized when the Plan was first approved plus 150,000 additional shares authorized as part of this amendment and restatement). The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. On and after the date the shareholders first approved this Plan, grants of new awards under the Prior Stock Plan were permanently discontinued, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.
(b)    Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.
(i)    Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.
(ii)    Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 5(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.
(iii)    Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iv)    Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(c)    Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
(d)    Annual Limitation for Awards Granted to Non-Employee Directors. No Non-Employee Director may be granted any Award or Awards denominated in Shares that exceed in the aggregate $200,000

(such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.
Section 5.    Awards.
(a)    Options. The Committee is hereby authorized to grant Options to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)    Exercise Price. The exercise price per Share exercisable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate an exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.
(ii)    Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than ten (10) years from the date of grant.
(iii)    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.
(A)    Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.
(B)    Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.
(b)    Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Non-Employee Directors subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the ten (10) year maximum term in Section 5(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)    Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a minimum period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service based and performance based conditions, subject to the minimum vesting requirements in Section 5(e). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 5(d).

(ii)    Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company, or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
(d)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Non-Employee Directors under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Participants in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.
(e)    General.
(i)    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
(ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)    Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award, other than a fully vested and unrestricted Share, to family members if such transfer is for no value and in accordance with the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.
(iv)    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.
(v)    Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any repricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i)

amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) cancelling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock or Restricted Stock Units in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.
(vi)    Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions solely upon the Participant’s death, Disability or Retirement. Notwithstanding the foregoing:
(A)    A maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Awards that do not comply with the applicable one year minimum exercise and vesting requirements and limit exceptions set forth above. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.
(B)    Nothing in this Section 5 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award (except where expressly limited in Section 5(e)(vii)).
(vii)    Limits on Acceleration or Waiver of Restrictions for Change-in-Control Transactions. No Award Agreement shall, by operation of its terms, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change-in-Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change-in-Control.
(viii)    Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change-in-Control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change-in-Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. For purposes of this paragraph, a “separation from service” shall mean a complete severance for any reason of a Director’s relationship as a Director and/or independent contractor of the Company and any Affiliates. A Director may have a separation from service upon resignation as a Director even if the Director then becomes an officer or employee of the Company or an Affiliate. In all events, separation from service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Code.
Section 6.    Amendment and Termination; Corrections.
(a)    Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendments to the Plan or an Award that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to the Plan or Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to not impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof).

(b)    Amendments Requiring Shareholder Approval. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company, except that prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:
(i)    require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;
(ii)    increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
(iii)    permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 5 of the Plan;
(iv)    permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 5(a)(i) and Section 5(b) of the Plan;
(v)    increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 5(a) and Section 5(b); or
(vi)    increase the number of shares subject to the limitations contained in Section 4(d) of the Plan.
(c)    Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 6(c) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:
(i)    either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 6(c)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;
(ii)    that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or
(iv)    that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.
(d)    Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 7.    General Provisions.
(a)    No Rights to Awards. No Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)    Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.
(c)    No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 5(c)(i) or Section 5(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.
(d)    No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(e)    No Right to Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director.
(f)    Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.
(g)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(h)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(i)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.
(j)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
Section 8.    Clawback or Recoupment.
In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant any clawback or similar recoupment policy as may be established or amended from time to time.
Section 9.    Effective Date of the Plan; Effect on Prior Stock Plan.
The Plan was first adopted by the Board on June 26, 2019. The Plan was approved by the shareholders of the Company (and became affective) at the annual meeting of shareholders of the Company held on January 14, 2020. This amended and restated Plan was adopted by the Board on April 19, 2024 and shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders to be held on June 20, 2024, and the Plan, as amended and restated, shall be effective as of the date of such shareholder approval.
Section 10.    Term of the Plan.
No Award shall be granted under the Plan, and the Plan shall terminate, on June 25, 2029 or any earlier date of discontinuation or termination established pursuant to Section 6(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.
First adopted by Board June 26, 2019, subject to shareholder approval
First approved by shareholders on January 14, 2020
Amended and Restated by the Board April 19, 2024, subject to shareholder approval

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V47284-P06131 For Against Abstain For Against Abstain For Against Abstain For Against Abstain ! !! ! !! ! !! 1b. Herbert K. Parker 1c. Ty R. Silberhorn 1a. Christina M. Alvord APOGEE ENTERPRISES, INC. The Board of Directors recommends you vote FOR the following: 1. ELECTION OF DIRECTORS: Nominees: Class II Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. ADVISORY VOTE TO APPROVE APOGEE'S EXECUTIVE COMPENSATION. 3. APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 NON-EMPLOYEE DIRECTOR STOCK PLAN, AS AMENDED AND RESTATED (2024) TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR AWARDS FROM 150,000 TO 300,000. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting. 4. ADVISORY VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 1, 2025. The Board of Directors recommends you vote FOR the following proposal: ! !! ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Code above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/APOG2024 You may attend the Annual Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SCAN TO VIEW MATERIALS & VOTEw APOGEE ENTERPRISES, INC. 4400 WEST 78TH STREET SUITE 520 MINNEAPOLIS, MN 55435

V47285-P06131 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 20, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com or scan the QR Code. Annual Meeting of Shareholders APOGEE ENTERPRISES, INC. June 20, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ty R. Silberhorn, Matthew J. Osberg and Meghan M. Elliott as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. ("Apogee") held of record by the undersigned on April 22, 2024, at the Annual Meeting of Shareholders of Apogee to be held on June 20, 2024 at 8:00 A.M. Central Time, or any adjournment thereof, and hereby revokes all former Proxies. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. This Proxy will be voted in the discretion of the Proxies named herein upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournments thereof. If you are a participant in the Apogee Employee Stock Purchase Plan ("Plan"), this card directs Computershare Shareowner Services LLC, as the Plan Administrator, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account for which it has received direction by 12:00 P.M. (noon) Eastern Time on June 18, 2024. The Plan Administrator cannot vote the shares unless it receives timely direction from you. (Continued and to be signed on reverse side)